UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SIGA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

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SIGA Technologies, Inc.
660 Madison Avenue, Suite 1700
New York, New York 10065
(212) 672-9100

April 19, 2017

Dear Stockholder:

You are cordially invited to attend our 2017 Annual Meeting of Stockholders on May 23, 2017, at 10:30 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036. On the following pages you will find the formal notice of the annual meeting and proxy statement.

To ensure that you are represented at the Annual Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and please complete, date, sign and return the enclosed proxy card promptly.

I hope that you will attend the meeting and I look forward to seeing you there.

Sincerely,

Phillip L. Gomez, Ph.D.

Chief Executive Officer

SIGA Technologies, Inc.
660 Madison Avenue, Suite 1700
New York, New York 10065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of SIGA Technologies, Inc. (“SIGA” or the “Company”), a Delaware corporation, will be held on Tuesday, May 23, 2017, at 10:30 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, and at any adjournment.

At the Annual Meeting, SIGA’s stockholders will be voting on proposals to do the following:

1.	To elect nine directors to the Board of Directors of SIGA;

2.	To approve an amendment and restatement of the SIGA 2010 Stock Incentive Plan (the “2010 Plan”) to increase the maximum number of shares of common stock available for issuance under the 2010 Plan from 4,500,000 to 8,500,000 and to promote tax efficiency for certain types of performance-based compensation;

3.	To vote on a non-binding advisory resolution regarding executive compensation;

4.	To vote on the frequency of a non-binding advisory resolution regarding executive compensation;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2017; and

6.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Stockholders of record at the close of business on March 31, 2017 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the Annual Meeting and for any purpose properly related to the Annual Meeting, during the ten days prior to the Annual Meeting, at SIGA’s office, during ordinary business hours.

All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

Directions to the offices of Kramer Levin Naftalis & Frankel LLP are included on the outside back cover of the Proxy Statement for the Annual Meeting.

YOUR VOTE IS IMPORTANT.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Daniel J. Luckshire
Secretary
New York, New York April 19, 2017

  Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 23, 2017.

The Proxy Statement and 2016 Annual Report on Form 10-K are

available in the “Investor Relations” section of our website at www.siga.com

SIGA Technologies, Inc.
660 Madison Avenue, Suite 1700
New York, New York 10065
(212) 672-9100

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2017

This proxy statement is furnished to stockholders of SIGA Technologies, Inc. (“SIGA”, the “Company” or “we”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of SIGA (the “Board of Directors”) for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, on Tuesday, May 23, 2017, at 10:30 a.m. (local time), and at any adjournment or postponement thereof.

This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 19, 2017.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

The Board of Directors has fixed the close of business on March 31, 2017 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of the Record Date, SIGA had issued and outstanding 78,780,059 shares of common stock, par value $.0001 per share (“Common Stock”).

Voting at the Annual Meeting

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders. Cumulative voting by stockholders is not permitted.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions will be counted as shares present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners of such shares. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. Broker “non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Brokers have discretionary authority to vote under the rules governing brokers to vote without instructions from the beneficial owner on certain “routine” items, such as the ratification of the appointment of the independent registered public accounting firm and, accordingly, your shares may be voted by your broker on Proposal No. 5. However, brokers do not have discretionary authority to vote on the other proposals included herein. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker.

For the election of directors, a plurality of the votes cast is required. Abstentions and broker “non-votes” are not considered to have been voted for the purpose of the election of directors.

For the approval of the amendment and restatement of the 2010 Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2017, the affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting is required. Abstentions and broker “non-votes” are not considered to have been voted on these proposals. Brokers and other nominees continue to have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of the independent auditor and, accordingly, your shares may be voted by your broker on this proposal.

Dissenters’ Rights

Proposals 1, 2, 3, 4 and 5 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

Revocability and Voting of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

1.	writing a letter delivered to Daniel J. Luckshire, Secretary of SIGA, stating that the proxy is revoked;

2.	submitting another proxy with a later date; or

3.	attending the Annual Meeting and voting in person.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of SIGA’s nominees as a director; (ii) FOR the approval of the amendment and restatement of the 2010 Plan to increase the maximum number of shares of Common Stock available for issuance under the 2010 Plan from 4,500,000 shares to 8,500,000 shares and to promote tax efficiency for certain types of performance-based compensation; (iii) FOR the approval of SIGA’s compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section (“CD&A”); (iv) FOR a vote on executive compensation to occur once every THREE YEARS; (v) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2017; and (vi) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the Annual Meeting.

Solicitation

SIGA will pay the costs of soliciting proxies. SIGA may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies by telephone, facsimile, in person or other means. They will not receive any additional payments for the solicitation.

BOARD OF DIRECTORS

The current directors are James J. Antal, Michael J. Bayer, Thomas E. Constance, Phillip L. Gomez, Jeffrey B. Kindler, Joseph W. Marshall III, Eric A. Rose, Paul G. Savas, Bruce Slovin, Andrew L. Stern. Mr. Slovin and Mr. Stern will not be standing for re-election at SIGA’s 2017 annual meeting of stockholders. Their departure is not the result of any disagreement with SIGA. Mr. Slovin and Mr. Stern will continue to serve on SIGA’s Board of Directors until their terms expire at end of the 2017 annual meeting of stockholders. The Board and management thank these departing board members. Michael C. Plansky has been nominated to become a director of the Company.

Director Nominee Information

Eric A. Rose, M.D. was appointed Executive Chairman of the Board of Directors on October 13, 2016. Prior to such date, he had served as Chairman of the Board of Directors since January 25, 2007, and as the Company’s Chief Executive Officer since March 1, 2007. Dr. Rose has served as a director of SIGA since April 19, 2001 and served as Interim Chief Executive Officer of SIGA during April-June 2001. Dr. Rose chaired the Department of Health Evidence & Policy at the Mount Sinai School of Medicine from 2008 to 2012, which he now serves as professor. From 1994 through 2007, Dr. Rose served as Chairman of the Department of Surgery and Surgeon-in-Chief of the Columbia Presbyterian Center of New York Presbyterian Hospital. Dr. Rose is a graduate of both Columbia College and Columbia University College of Physicians & Surgeons. In addition to his roles at SIGA, Dr. Rose held a position as Executive Vice President – Life Sciences at MacAndrews & Forbes Incorporated, a related party to SIGA, until December 2016. In April 2013, he became a director for Mesoblast Inc. where he serves as chair of the scientific and technology committee. In 2015, Dr. Rose became a director of Abiomed, Inc. Dr. Rose’s experience and training as a practicing physician and a nationally recognized cardiothoracic surgeon enables him to bring valuable insight to the Board of Directors, including his understanding of the scientific aspects of our business and the ability to assist in prioritizing opportunities for drug development. In addition, Dr. Rose managed a large research portfolio and an extensive research and education budget at the Columbia Presbyterian Center, giving him a critical perspective on drug discovery and development and the issues facing pharmaceutical and biotechnology companies.

James J. Antal has served as a director of SIGA since November 2004. Mr. Antal has been an active consultant and founding investor in several Southern California based emerging companies since his retirement from Experian, a $1.6 billion global information services subsidiary of UK-based GUS plc. He has served as Chief Financial Advisor to Black Mountain Gold Coffee Co. (2003 to 2005), and as Chief Financial Officer of Pathway Data, Inc. (2005 to 2009). Mr. Antal joined the board of directors and served as the chairman of the audit committee for Cleveland Bio Labs, Inc. since its initial public offering in July 2006 until 2016. Mr. Antal was the Chief Financial Officer and Chief Investment Officer from 1996 to 2002 for Experian. Prior to the GUS acquisition of Experian (the former TRW Inc. Information Systems and Services businesses), Mr. Antal held various finance positions with TRW from 1978 to 1996, including Senior Vice President of Finance for TRW Information Systems and Services and TRW Inc. and Corporate Director of Financial Reporting and Accounting. He earned his undergraduate degree in accounting from The Ohio State University in 1973, and became a certified public accountant (Ohio) in 1974. He engaged in active practice as a CPA with Ernst & Ernst until 1978. Mr. Antal has served as a director of First American Real Estate Solutions, an Experian joint venture with First American Financial Corp. Mr. Antal has many years of valuable business, leadership and management experience that provides him with insight into many aspects of SIGA’s business, including an understanding of corporate finance, financial statements, accounting matters and capital markets. Mr. Antal also brings financial experience to the Board of Directors through his 32-year career as an entrepreneur, his various financial positions at other public companies and through his prior service as chairman of the audit committee for Cleveland Bio Labs.

Michael J. Bayer has served as a director of SIGA since October 2008. Mr. Bayer has been a private consultant in the energy and national security sectors since 1992. Mr. Bayer is the President and Chief Executive Officer of Dumbarton Strategies LLC, an energy and national security consulting firm. He is the former Chairman of the U.S. Department of Defense’s Business Board and serves as a member of the U.S. Department of Defense’s Science Board and the Chief of Naval Operations’ Executive Panel. Mr. Bayer is a former director of Willbros Group, Inc., Dyncorp International, Stratos Global Corporation, Duratek, Inc. and Athena Inc. Mr. Bayer brings many years of experience in the defense industry to the Board of Directors, which positions him to provide oversight for our Company in a highly regulated industry and to provide guidance in government relations, particularly with the Department of Defense and other government agencies. Mr. Bayer also brings substantial corporate governance and compliance oversight expertise through his previous service on the audit committee and nominating and corporate governance committee of Dyncorp International and through his prior service as the chair of the governance and nominating committee of Willbros Group.

Thomas E. Constance has served as a director of SIGA since April 2001. Mr. Constance is Chairman and, since 1994, a partner of Kramer Levin Naftalis & Frankel LLP, a law firm in New York City, which SIGA has retained to provide certain legal services. Mr. Constance serves as a director of Bond Street Holdings, Inc. and as a Trustee of the M.D. Sass Foundation. He also serves on the Advisory Board of Directors of Barington Capital, L.P. As a practicing attorney, Mr. Constance brings to the Board of Directors many years of experience counseling public companies with respect to governance and other legal matters.

Phillip L Gomez began serving as Chief Executive Officer on October 13, 2016 and was appointed as a director on December 6, 2016. Prior to joining SIGA, Dr. Gomez was a Principal in the Pharma & Life Sciences Management Consulting Practice at PricewaterhouseCoopers LLP (“PwC”) since 2011. At PwC, and at PRTM Management Consultants (“PRTM”), where he was a Director from 2007-2011 prior its acquisition by PwC, Dr. Gomez led the team that focused on the development and execution of business strategies for leading pharmaceutical companies, governmental agencies, academic medical centers, and foundations with respect to product development and manufacturing of pharmaceutical products. Dr. Gomez joined PRTM from the Vaccine Research Center at the National Institute of Allergy and Infectious Diseases at the NIH, where he worked from 2001 – 2007 and established the Vaccine Production Program, which manufactured vaccines for clinical trials against HIV, SARS, Ebola, West Nile Virus and Influenza. Prior to NIH, Dr. Gomez spent more than nine years in the pharmaceutical industry at Abbott Laboratories, Sanofi Pasteur, and Baxter Healthcare Corporation in positions of increasing responsibility, leading process/product development initiatives and project teams for the development of multiple biologic products. Dr. Gomez holds a Bachelor of Arts degree from Dartmouth College, a Master of Science and a Doctor of Philosophy in chemical engineering from Lehigh University, and a Master of Business Administration from the Smith School of Business at the University of Maryland. Dr. Gomez’s long career in various management and consulting positions within industry and government, as well as Dr. Gomez’s position as chief executive officer of SIGA, provides the Board of Directors with valuable leadership and insight into many aspects of our business.

Jeffrey B. Kindler has served as a director of SIGA since March 2013. Mr. Kindler is the CEO of Centrexion, a privately held clinical stage biopharmaceutical company; the Executive Chairman of vTv Therapeutics Inc., a publicly traded clinical-stage pharmaceutical company focused on the discovery and development of human therapeutics to fill unmet medical needs; a Venture Partner at Lux Capital, a leading venture capital firm; and a managing director at Starboard Capital Partners, a Connecticut-based private equity firm. He also serves on the boards of AgaMatrix Inc., a developer and manufacturer of diabetes products; Intrexon Corporation, a synthetic biology company; PPD, a global contract drug discovery and development research organization; a number of other privately held companies and Tufts University. Additionally, Mr. Kindler provides consulting services to MacAndrews & Forbes Incorporated on matters involving the life sciences industry. Mr. Kindler was formerly the Chairman and Chief Executive Officer of Pfizer, Inc. which he joined in January 2002 and from which he retired in December 2010. He joined Pfizer as Executive Vice President and General Counsel and, prior to his appointment as CEO in July 2006, he served as a Vice Chairman of the Company. In 1996, Mr. Kindler joined McDonald’s Corporation as Executive Vice President and General Counsel and in 1990 Mr. Kindler joined the General Electric Company as Vice President of Litigation and Legal Policy. Mr. Kindler not only has significant experience with public companies, he also has extensive experience in the pharmaceutical industry. Mr. Kindler’s long career in various management positions, most recently in the pharmaceutical industry, provides the Board of Directors with valuable leadership and management insights into many aspects of our business.

Joseph W. “Chip” Marshall, III has served as a director of SIGA since early 2009. Mr. Marshall is the former President and Chief Executive Officer of Temple University Health System (2001-2008). In 2000, he became Chair of Temple University Health System and served in that capacity until 2007. Prior to 2000, Marshall was a founding partner at Goldman & Marshall P.C., Philadelphia, PA, a corporate healthcare law firm. He received his B.A. and J.D. degrees (1975 and 1979, respectively) from Temple University. In 1990, he joined the Temple University Board of Trustees. He was a founding member of the Temple University Health System Board of Directors in 1995. He served on the Pennsylvania State Ethics Commission in the 1980s and early 1990s, including as Chairman for a portion of that period. During 2005-2006, he served as a Member of the Federal Medicaid Commission. Additionally, during 2004-2006, he served as a Member of the Pennsylvania Gaming Control Board. Mr. Marshall has more than 30 years of experience in healthcare and is a prominent and highly regarded figure in the healthcare and higher education sectors. His excellent leadership, visibility and expertise in healthcare are of considerable value to the Board of Directors.

Michael C. Plansky has 35 years of experience at KPMG LLP where he served in a variety of senior leadership positions until his retirement in 2010. From 2005-2009, he was the National Partner in Charge, Risk Management – Audit, and Regional Risk Management Partner, serving on the firm’s Professional Practice Committee and having responsibility for oversight of risk management for the Americas region. Mr. Plansky also served as the firm’s Ombudsman and a member of its Legal and Compliance Committee and Management Review Panel. Earlier in his tenure, he held the roles of Lead Audit Engagement Partner, SEC Reviewing Partner and National Director of the firm’s Consumer Products Practice, serving a broad range of global public companies. Also, Mr. Plansky served as a director on ANN INC.’s Board of Directors between 2011 and 2015 and was an Adjunct Associate Professor at New York University’s Leonard N. Stern School of Business. Mr. Plansky provides our Board with broad accounting expertise, including significant knowledge in audit and risk management, and extensive experience across many industries.

Paul G. Savas has served as a director of SIGA since January 2004. Mr. Savas is Executive Vice President and Chief Financial Officer at MacAndrews & Forbes Incorporated. He joined MacAndrews & Forbes Incorporated in 1994 as Director of Corporate Finance, served in various positions of increasing responsibility and became Chief Financial Officer in 2007. He also serves as a director of Revlon, Inc., Harland Clarke Holding Corp. and vTv Therapeutics Inc. Mr. Savas provides our Board valuable business, leadership and management insights with respect to our strategic, operational and financial direction. Mr. Savas’s strong financial background, including his work at MacAndrews & Forbes Incorporated and his service on other boards, also provides financial expertise to the Board of Directors, including an understanding of financial statements, corporate finance, accounting and capital markets.

Meetings of the Board of Directors

During 2016, the Board of Directors held 13 meetings. Those members of the Board of Directors who are independent as defined by Rule 5605 of the NASDAQ Marketplace Rules (the “Independent Directors”) also regularly convene executive sessions where only such Independent Directors are present. Such meetings may be in conjunction with regularly scheduled meetings of the Board of Directors. Each member of the Board of Directors is also urged to attend the Annual Meeting. Seven members of the Board of Directors attended SIGA’s 2016 annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors is responsible for appointing the members of the standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an Independent Director. Each of these committees has a written charter that was approved by the Board of the Directors. A copy of each charter is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

Audit Committee. The Audit Committee, which consisted of directors Paul G. Savas, James J. Antal, and Bruce Slovin, held five meetings during 2016. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the applicable laws, rules and regulations. Moreover, the Company has determined that Mr. Savas is an “audit committee financial expert” within the meaning of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The purpose of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of SIGA’s financial statements, SIGA’s compliance with legal and regulatory matters, the independent registered public accounting firm’s qualifications and independence, and the performance of SIGA’s independent registered public accounting firm. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of SIGA’s accounting and financial reporting process and audits of the financial statements of SIGA on behalf of the Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of SIGA’s financial statements; reviews the proposed scope of such audit; reviews the Company’s accounting and financial controls with the independent registered public accounting firm and our financial accounting staff; and reviews and approves transactions, if any, between us and our directors, officers, and their affiliates. A copy of the Audit Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee, which consisted of directors Paul G. Savas, Bruce Slovin, and Joseph W. Marshall, held five meetings during 2016. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the NASDAQ listing standards. The Compensation Committee functions include reviewing and approving the compensation and benefits for SIGA’s executive officers, administering SIGA’s equity incentive plans and making recommendations to the Board of Directors regarding these matters. A copy of the Compensation Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”), which consisted of directors James J. Antal, Michael J. Bayer, and Jeff Kindler held three meetings in 2016. The Board of Directors has determined that each of the members of the Nominating Committee is “independent” within the meaning of the NASDAQ listing standards. The Nominating Committee is responsible for searching for and recommending to the Board of Directors potential nominees for director positions, making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its committees, monitoring the Board of Director’s effectiveness, and developing and implementing SIGA’s corporate governance procedures and policies. A copy of the Nominating Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section.

In selecting candidates for the Board of Directors, the Nominating Committee begins by determining whether the incumbent directors, whose terms expire at the annual meeting of stockholders, desire and are qualified to continue their service on the Board of Directors. SIGA is of the view that the continuing service of qualified incumbents promotes stability and continuity of the Board of Directors, giving SIGA the benefit of familiarity and insight into SIGA’s affairs that its directors have accumulated during their tenure, while contributing to the Board of Director’s ability to work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board of Directors, whom the Nominating Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Nominating Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including members of the Board of Directors and management of SIGA. The Nominating Committee may also engage a professional search firm to assist in the identification of qualified candidates, but did not do so in 2016. As to each recommended candidate that the Nominating Committee believes merits serious consideration, the Nominating Committee will collect as much information including, without limitation, soliciting views from other directors and SIGA’s management and having one or more Nominating Committee members interview each such candidate, regarding each candidate as it deems necessary or appropriate in order to make an informed decision with respect to such candidate. The Nominating Committee considers the overall qualifications of prospective nominees for director, including the particular experience, expertise and outlook that they would bring to the Board of Directors. While diversity may contribute to this overall evaluation, it is not considered by the Nominating Committee as a separate or independent factor in identifying nominees for director. Based on all available information and relevant considerations, the Nominating Committee will select, for each directorship to be filled, a candidate who, in the view of the Nominating Committee, is most suited for membership on the Board of Directors.

The Nominating Committee has adopted a policy with regard to the minimum qualifications that must be met by a Nomination Committee-recommended nominee for a position on the Board of Directors. Pursuant to this policy, the Nominating Committee generally requires that all candidates for the Board of Directors be of high personal integrity and ethical character and not have any interest that would, in the view of the Nominating Committee, materially impair the candidate’s ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to SIGA and its stockholders. In addition, candidates must be able to represent fairly and equally all stockholders of SIGA without favoring or advancing any particular stockholder or other constituency of SIGA. Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor. Candidates are expected to have sound judgment and a general appreciation regarding major issues facing public companies of a size and operational scope similar to SIGA, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have, and be prepared to devote, adequate time to the Board of Directors and its committees. It is expected that, taking into account their other business and professional commitments, including their service on the boards of other companies, each candidate will be available to attend meetings of the Board of Directors and any committees on which the candidate will serve, as well as SIGA’s annual meeting of stockholders. SIGA also requires that at least a majority of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the NASDAQ stock market and that at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NASDAQ stock market.

The Nominating Committee has adopted a policy, summarized in this paragraph, with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee will consider recommendations for the nomination of directors submitted by holders of SIGA’s shares entitled to vote generally in the election of directors. The Nominating Committee will give consideration to these recommendations for positions on the Board of Directors where the Nominating Committee has not determined to re-nominate a qualified incumbent director. While the Nominating Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Nominating Committee may take into account the size and duration of a recommending stockholder’s ownership interest in SIGA. The Nominating Committee may also consider whether the stockholder making the nominating recommendation intends to maintain an ownership interest in SIGA of substantially the same size as its interest at the time of making the recommendation. The Nominating Committee may refuse to consider recommendations of nominees who do not satisfy the minimum qualifications prescribed by the Nominating Committee for board candidates.

The Nominating Committee has adopted procedures to be followed by stockholders in submitting recommendations of candidates for directors. The procedures are set forth in SIGA’s Bylaws and are posted on SIGA’s website at www.siga.com under the “Corporate Governance” section. Pursuant to these procedures, a stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders should arrange to deliver it to SIGA no earlier than 120 calendar days and no later than 90 calendar days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. All stockholder nominating recommendations should be in writing, addressed to the “Nominating and Corporate Governance Committee” in care of SIGA’s Secretary at SIGA’s principal headquarters, 660 Madison Avenue, Suite 1700, New York, New York 10065. Submissions should be made by mail, courier or personal delivery. A nominating recommendation should be accompanied by the following information concerning each recommending stockholder:

●	The name and address of the recommending stockholder as they appear on the Company’s books;

●	The name and address of any other beneficial owner of the recommending stockholder’s Company stock or any affiliate of the recommending stockholder or such beneficial owner (any such person, a “stockholder associated person”);

●	As to each recommending stockholder and stockholder associated person: the number and class or series of SIGA’s shares directly or indirectly held of record and beneficially by the recommending stockholder or stockholder associated person; the date such shares were acquired; a description of any agreement, arrangement or understanding, direct or indirect, with respect to such nomination between or among the recommending stockholder, any stockholder associated person or any others (including their names); a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the recommending stockholder’s notice by, or on behalf of, the recommending stockholder or any stockholder associated person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the recommending stockholder or any stockholder associated person with respect to shares of stock of SIGA; a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the recommending stockholder or any stockholder associated person has a right to vote any shares of stock of the Company;

●	a representation that the recommending stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

●	all information regarding the proposed nominee and each stockholder associated person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of such proposed nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement reasonably requested by the Company;

●	description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a recommending stockholder, any stockholder associated person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the recommending stockholder, any stockholder associated person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the proposed nominee were a director or executive of such registrant;

●	a representation as to whether the recommending stockholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from stockholders in support of such nomination;

●	all other information that would be required to be filed with the SEC if the recommending stockholder and any stockholder associated person were participants in a solicitation subject to Section 14 of the Exchange Act;

●	a representation that the recommending stockholder shall provide any other information reasonably requested by the Company; and

●	such other information as the Company may reasonably request.

Compensation Committee Interlocks and Insider Participation

None.

Code of Ethics

SIGA has adopted a Code of Ethics and Business Conduct that applies to its officers, directors and employees including, without limitation, our Chief Executive Officer, Executive Chairman of the Board, Executive Vice President & Chief Financial Officer, General Counsel and Chief Administrative Officer, and Vice President & Chief Scientific Officer. The Code of Ethics and Business Conduct is available, free of charge, on SIGA’s website at www.siga.com under the “Corporate Governance” section. In the event that there is any amendment to or waiver from any provision of the Code of Ethics and Business Conduct that requires disclosure under Item 5.05 of Form 8-K, SIGA intends to satisfy these disclosure requirements by posting such information on its website, as permitted by Item 5.05(c) of Form 8-K.

Stockholder Communications with the Board of Directors

SIGA stockholders may send communications to the Board of Directors, any committee of the Board of Directors or an individual director. The process for so communicating is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

Board Leadership Structure

SIGA recognizes that different Board leadership structures may be appropriate for SIGA during different periods of time and under different circumstances. SIGA believes that its current Board leadership structure is suitable for SIGA because it allows SIGA to consider a broad range of opinions in the course of its Board deliberations, including those with knowledge of SIGA’s day-to-day operations and business strategy, as well as those with an experienced independent viewpoint.

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee Directors or be an employee. The Board of Directors believes that it should have the flexibility to make a determination from time to time in a manner that is in the best interests of SIGA and its shareholders at the time of such determination.

The Board of Directors believes that the Company’s former Chief Executive Officer, Dr. Rose, is best situated to serve as Executive Chairman of the Board. Given Dr. Rose’s extensive knowledge and experience, including his past experience as Chief Executive Officer of SIGA, SIGA believes his service as Executive Chairman provides significant value to SIGA and its shareholders. It is believed that separating the Executive Chairman role from the Chief Executive Officer role, and having both roles work in coordination with an informed and engaged Board, provides the appropriate balance between strategy development and independent oversight of management. The Board of Directors has no independent director permanently designated as a “Lead Director,” although the independent directors designate a leader for that meeting each time that they go into executive session. The Board of Directors intends to review its leadership structure periodically and consider whether other structures might be appropriate.

The Board’s Role in Risk Oversight

The Board of Directors has an active role, as a whole and at the committee level, in overseeing management of our risks. The Board of Directors regularly reviews information about our financial condition and operations, and the risks associated with each. The Board’s Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial reporting risks and considers the effects of systemic risks inherent in our business. The Nominating Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and risks associated with other governance matters. Although each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed about them through committee reports.

REPORT OF THE AUDIT COMMITTEE

During the 2016 fiscal year, the Audit Committee, operating under its written charter, consisted solely of independent directors, as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Audit Committee assists the Board of Directors in monitoring the integrity of SIGA’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, and SIGA’s compliance with applicable legal and regulatory requirements. Management is responsible for SIGA’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of SIGA’s financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2016 with management and with PricewaterhouseCoopers LLP, SIGA’s independent registered public accounting firm. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), which includes, among other items, matters related to the conduct of the audit of SIGA’s annual financial statements.

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the issue of its independence from SIGA.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2016 be included in SIGA’s Annual Report on Form 10-K filing with the SEC. The Audit Committee has also recommended, subject to stockholder ratification, the selection of SIGA’s independent registered public accounting firm for the year ending December 31, 2017.

Respectfully submitted by the Audit Committee,
Paul G. Savas, Chairman James J. Antal
Bruce Slovin

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, comprised of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee,
Joseph W. Marshall, Chairman Paul G. Savas
Bruce Slovin

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock

The following tables set forth certain information regarding the beneficial ownership of SIGA’s voting securities as of March 31, 2017 of (i) each person known to SIGA to own beneficially more than 5% of the applicable class of voting securities, (ii) each director and director nominee of SIGA, (iii) each named executive officer (“Named Executive Officer”) and (iv) all directors and executive officers of SIGA as a group. As of March 31, 2017, a total of 78,780,059 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of Common Stock are eligible to vote. The column entitled “Percentage of Total Voting Stock Outstanding” shows the percentage of total voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 31, 2017, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)		Percentage of Common Stock Outstanding	Percentage of Total Voting Stock Outstanding
MacAndrews & Forbes Incorporated (3) 35 East 62nd Street New York, NY 10065	24,156,358		30.66%	30.66%

Nantahala Capital Management, LLC (4) 19 Old Kings Highway South, Suite 200 Darien, CT 06820	6,069,298		7.70%	7.70%

Jet Capital Investors, L.P. (5) 667 Madison Avenue, 9th Floor New York, NY 10021	5,046,891		6.41%	6.41%

James J. Antal 30952 Steeplechase Dr. San Juan Capistrano, CA 92675	176,487	(6)	*	*

Michael J. Bayer Dumbarton Strategies 3130 Dumbarton Street, NW Washington, D.C. 20007	149,500	(7)	*	*

Thomas E. Constance Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036	313,500	(6)	*	*

Jeffrey Kindler Starboard Capital Partners LLC 30 Jelliff Lane Southport, CT 06890	107,339	(8)	*	*

Joseph W. Marshall III Stevens & Lee 1818 Market Street Philadelphia, PA 19103	158,000	(7)	*	*

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)		Percentage of Common Stock Outstanding	Percentage of Total Voting Stock Outstanding
Paul G. Savas 35 East 62nd Street New York, NY 10065	253,504	(6)	*	*

Bruce Slovin 1 Eleven Associates LLC 111 East 61st Street New York, NY 10065	324,167	(7)	*	*

Andrew Stern Old North 402 Georgetown University 37th and O St. NW Washington, D.C. 20057	112,865	(9)	*	*

Eric A. Rose, M.D.	1,298,361	(10)	1.64%	*
Dennis E. Hruby, Ph.D.	507,750	(11)	*	*
Daniel J. Luckshire	385,354	(12)	*	*

All executive officers and directors as a group (eleven individuals)	3,786,827	(13)	4.71%	4.71%

* less than 1%.

(1)	Unless otherwise indicated the address of each beneficial owner identified is 660 Madison Avenue, Suite 1700, New York, New York 10065.

(2)	Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on the amended Schedule 13D filed with the SEC on November 18, 2016 by MacAndrews & Forbes Incorporated, reporting beneficial ownership. The underlying beneficial owners, MacAndrews & Forbes LLC and ST Holdings One LLC, are direct and indirect, respectively, wholly owned subsidiaries of MacAndrews & Forbes Incorporated (“M&F”), a holding company whose sole stockholder is Ronald O. Perelman.

(4)	Based on a Schedule 13G filed with the SEC on February 14, 2017 by Nantahala Capital Management, L.L.C. reporting beneficial ownership. Beneficial ownership is comprised of 6,069,298 shares held by Nantahala Capital Management, LLC.

(5)	Based on an amended Schedule 13G filed with the SEC on February 14, 2017 by Jet Capital Investors L.P., reporting beneficial ownership. Beneficial ownership includes 4,027,599 shares held by Jet Capital Master Fund, LP and 348,796 shares held by Jet Capital SRM Master Fund, LP.

(6)	Includes 50,000 shares of Common Stock issuable upon exercise of options. Also includes 15,000 restricted stock units vesting on May 17, 2017.

(7)	Includes 55,000 shares of Common Stock issuable upon exercise of options. Also includes 15,000 restricted stock units vesting on May 17, 2017.

(8)	Includes 25,000 shares of Common Stock issuable upon exercise of options. Also includes 15,000 restricted stock units vesting on May 17, 2017.

(9)	Includes 35,000 shares of Common Stock issuable upon exercise of options. Also includes 15,000 restricted stock units vesting on May 17, 2017.

(10)	Includes 500,000 shares of Common Stock issuable upon exercise of options; and 100,233 shares of Common Stock issuable upon exercise of stock-settled stock appreciation rights.

(11)	Includes 250,000 shares of Common Stock issuable upon exercise of options; and 91,339 shares of Common Stock issuable upon exercise of stock-settled stock appreciation rights. Does not include 10,808 shares of Common Stock issuable upon exercise of options owned by Dr. Hruby’s spouse to which he disclaims beneficial ownership.

(12)	Includes 120,000 shares of Common Stock issuable upon exercise of options; and 89,640 shares of Common Stock issuable upon exercise of stock-settled stock appreciation rights.

(13)	See footnotes (6)-(12).

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to the executive officers of SIGA:

Name	Age	Position
Phillip L. Gomez, Ph.D.	50	Chief Executive Officer and Director (effective October 13, 2016)
Eric A. Rose, M.D.	66	Executive Chairman of the Board (Chief Executive Officer until October 13, 2016)
Daniel J. Luckshire	46	Executive Vice President, Chief Financial Officer and Secretary
Dennis E. Hruby, Ph.D.	65	Vice President and Chief Scientific Officer
Robin E. Abrams	53	General Counsel and Chief Administrative Officer (effective April 12, 2016)
William J. Haynes	59	Executive Vice President and General Counsel (resigned, effective January 5, 2016)

Daniel J. Luckshire has served as Executive Vice President and Chief Financial Officer since February 2011. Prior to joining SIGA, Mr. Luckshire was a strategic advisor and private investor for companies within specialized market segments. Between 1998 and 2008, Mr. Luckshire was an investment banker at Merrill Lynch & Co., where he held various positions of increasing responsibility. Prior to his employment with Merrill Lynch, Mr. Luckshire was a member of the management team that built USI Insurance Services into a national insurance brokerage and was a CPA at Price Waterhouse LLP. Mr. Luckshire has a Master of Business Administration degree in Finance and Strategic Management from The Wharton School of the University of Pennsylvania and a Bachelor of Science degree from Villanova University.

Dennis E. Hruby, Ph.D. has served as Vice President and Chief Scientific Officer since June 2000. From April 1, 1997 through June 2000, Dr. Hruby was our Vice President of Research. From January 1996 through March 1997, Dr. Hruby served as a senior scientific advisor to SIGA. Dr. Hruby is an Adjunct Courtesy Professor of Microbiology at Oregon State University, and from 1990 to 1993 was Director of the Molecular and Cellular Biology Program and Associate Director of the Center for Gene Research and Biotechnology. Dr. Hruby specializes in virology and cell biology research, and the use of viral and bacterial vectors to produce recombinant vaccines as well as antiviral development. He is a member of the American Society of Virology, the American Society for Microbiology and a fellow of the American Academy of Microbiology. Dr. Hruby received a Ph.D. in microbiology from the University of Colorado Medical Center and a B.S. in microbiology from Oregon State University.

Robin Abrams joined SIGA as General Counsel and Chief Administrative Officer in April 2016. Subsequently, in August 2016, Ms. Abrams was also appointed Executive Vice President and General Counsel for vTv Therapeutics. Prior to joining SIGA, Ms. Abrams had a fourteen-year tenure at Purdue Pharma L.P., where she served as Vice President and Associate General Counsel. While at Purdue, Ms. Abrams was Purdue’s primary legal contact with government entities including the Department of Justice, Drug Enforcement Administration and other federal, state and local authorities. Ms. Abrams also served as Purdue’s liaison with congressional committees and caucuses that focused on issues related to Purdue’s products, such as abuse and diversion of opioid pharmaceutical products. Ms. Abrams also oversaw Purdue’s legal regulatory, employment, and government litigation groups. Prior to Purdue, Ms. Abrams served as an Assistant United States Attorney in the Southern District of New York and prior to that, Ms. Abrams clerked for then-Chief Judge Jack B. Weinstein, federal District Court, Eastern District of New York. Ms. Abrams earned her Juris Doctor degree from New York University School of Law, and her Bachelor of Arts degree from Cornell University.

William J. Haynes served as Executive Vice President and General Counsel from June 2012 until his resignation, effective January 5, 2016. Mr. Haynes has held a number of senior positions in the private sector and the U.S. Government, including Chief Corporate Counsel at Chevron Corporation (2008 to 2012), General Counsel of the Department of Defense (2001 to 2008), partner in the national law firm Jenner & Block (1993 to 1996 and 1999 to 2001), Vice President and Associate General Counsel of General Dynamics Corporation (1996 to 1999), and General Counsel of the Department of the Army (1989 to 1993). Mr. Haynes serves as a director of the United States Supreme Court Historical Society, a director of the Greater New York Councils of the Boy Scouts of America, and a member of the Veterans’ Policy Oversight Committee of the American Legion. Mr. Haynes earned his Juris Doctor degree from Harvard Law School, and his Bachelor of Arts degree from Davidson College.

See Director Nominee Information for biographies of Dr. Gomez and Dr. Rose.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors is responsible for reviewing and recommending to the Board of Directors the compensation of our Named Executive Officers, as well as our other key employees. In this regard, the Compensation Committee has the responsibility to establish a compensation policy for officers and key employees designed to (i) attract and retain the best possible executive talent; (ii) tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and (iii) provide competitive compensation to our officers and key employees to align executives’ incentives with the creation of stockholder value.

As a general matter, the compensation policy for officers and key employees has historically included:

●	base salary, which is determined on an annual or semi-annual basis,

●	annual or other time-based cash incentive compensation, and

●	long-term incentive compensation in the form of equity participation awards.

This section discusses the principles underlying our executive compensation policies, our decisions to date and the principles that we expect to use in coming years.

On September 16, 2014, the Company filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), chapter 11 Case Number 14-12623 (SHL). In 2015, the Company operated its business as a “debtor-in-possession” in accordance with the applicable provisions of the Bankruptcy Code. On December 15, 2015, we filed a Plan of Reorganization with the Bankruptcy Court. Subsequent to the initial filing, amendments were filed to the Plan of Reorganization (as amended, the “POR”). The POR was confirmed by the Bankruptcy Court and became effective on April 12, 2016. The POR included new employment agreements for the Named Executive Officers who were employed by the Company as of the effective date of the POR. The compensation provided for in the new employment agreements is consistent with our overall compensation policies as expressed herein. With the implementation of the POR, the Company cumulatively paid $217 million to PharmAthene, Inc. (“PharmAthene”) in order to fully satisfy PharmAthene’s litigation claim. Payments made to PharmAthene were funded by cash on hand and a combination of financing transactions (a term loan and related warrant issuance, and an equity rights offering). In its determinations, since 2014, the Compensation Committee has considered factors associated with SIGA’s chapter 11 case, including activities related to the implementation of the POR and activities related to the satisfaction of the PharmAthene litigation claim. Additionally, with respect to the 2016 performance year, the Compensation Committee considered operational achievements, including the modification of the BARDA contract, and the combination of financing transactions which collectively resulted in the satisfaction of the PharmAthene claim.

Our Named Executive Officers

For 2016, our Named Executive Officers and their titles were:

Name	Title
Phillip L. Gomez, Ph.D.	Chief Executive Officer (effective October 13, 2016) and Director (appointed December 6, 2016)
Eric A. Rose, M.D.	Executive Chairman of the Board (Chief Executive Officer until October 13, 2016)
Daniel J. Luckshire	Executive Vice President, Chief Financial Officer and Secretary
Dennis E. Hruby, Ph.D. Robin E. Abrams	Vice President and Chief Scientific Officer General Counsel and Chief Administrative Officer (effective April 12, 2016)
William J. Haynes	Executive Vice President and General Counsel (resigned, effective January 5, 2016)

Our Executive Compensation Decision Process

Overview

Our Compensation Committee reviews and approves the corporate goals and objectives with respect to the compensation for the Company’s executive officers, including the Chief Executive Officer. In its discretion, the Compensation Committee may establish cash or equity incentive programs and otherwise award cash bonuses or equity-based awards to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives that provide eligibility to receive discretionary bonuses and equity-based awards at the sole discretion of the Board of Directors. The Board of Directors’ decisions in such matters have been delegated from time to time to the Compensation Committee. In connection with its review of compensation matters for the Company’s executive officers, the Compensation Committee considers the executive’s performance, economic and business conditions affecting the Company, the financial condition of the Company and reviews information regarding the compensation of similarly situated executives at peer companies. Additionally, since 2014, Compensation Committee has considered factors associated with SIGA’s chapter 11 case, including activities related to the implementation of the POR and activities related to the satisfaction of the PharmAthene litigation claim. Furthermore, in 2016, the Compensation Committee considered operational achievements, including the modification of the BARDA contract, and the combination of financing transactions (a term loan and related warrant issuance, and an equity rights offering) which collectively resulted in the satisfaction of the PharmAthene claim. The Compensation Committee either makes such awards or makes recommendations to the Board of Directors with respect to the amounts of such awards based on the foregoing criteria.

Role of Executive Officers in Setting Compensation Decisions

Regarding most compensation matters, the Chief Executive Officer has historically provided recommendations to the Compensation Committee relying on his personal experience with respect to evaluating the contribution of our other executive officers. Dr. Phillip L. Gomez, our current Chief Executive Officer, and Dr. Eric A. Rose, our Chief Executive Officer until October 2016 and our current Executive Chairman of the Board (“Executive Chairman”), were involved in compensation recommendations for 2016, with input from our Executive Vice President & Chief Financial Officer, Vice President & Chief Scientific Officer and General Counsel & Chief Administrative Officer. as it relates to the compensation of other key employees. The Compensation Committee considers, but retains the right to reject or modify, such recommendations. Although the Chief Executive Officer, or Executive Chairman, may attend a portion of the meetings of the Compensation Committee, neither he nor any other member of management may be present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer, or Executive Chairman, may not be present when decisions with respect to their compensation are made.

Compensation Advisors

The Compensation Committee has the authority to retain compensation consultants to advise the Compensation Committee as it deems necessary to carry out its duties. In 2016, the Compensation Committee continued to use the services of Compensation Advisory Partners LLC, or CAP, as its independent executive compensation consultant in accordance with its Committee Charter. The Compensation Committee uses analyses prepared by the consultant as part of its review of SIGA’s executive compensation practices. The consultant reports directly to the Compensation Committee, and the Compensation Committee has the final authority to hire and terminate the consultant.

CAP attends meetings of the Compensation Committee, as requested, and is available to communicate with the committee chairman between meetings; however, the Compensation Committee makes all decisions regarding compensation matters that are discussed with CAP. At no time has the Compensation Committee directed CAP to perform services in any particular manner or using any particular methodology.

CAP does not provide any consulting advice to SIGA outside of the scope of employee and director compensation. During 2016, CAP evaluated total compensation of individual executives at key points in time and also evaluated transaction bonuses paid to executives.

Competitive Market Analysis and Benchmarking

In reviewing the compensation of the Chief Executive Officer and other executive officers, the Compensation Committee considers the compensation awarded to executives of similarly situated companies, the Company’s performance, the respective individual’s performance, compensation given to executives in past years, anticipated changes to future duties and other factors the Compensation Committee deems appropriate. The peer group for the Company is periodically updated in consultation with CAP. Setting of the peer group reflects a variety of factors, including: the industry specialization of potential peer companies, the number of commercial drug products in select geographic markets at potential peer companies, the historical market capitalization of SIGA relative to the market capitalization of potential peer companies, and the historical and expected gross and net cash inflows of SIGA relative to the actual and projected commercial revenue and EBIT of potential peer companies. This group of companies provides appropriate compensation benchmarks because of comparable quantitative and qualitative metrics and because these companies may compete with us for executives and other employees.

The group of companies within the peer group includes:

Acorda Therapeutics Inc.	Omeros Corporation
Aegerion Pharmaceuticals, Inc. **	Raptor Pharmaceuticals Corp **
Alimera Sciences, Inc.	Spectrum Pharmaceuticals, Inc.
Ariad Pharmaceuticals, Inc. ** Corcept Therapeutics Incorporated	Supernus Pharmaceuticals, Inc. Vanda Pharmaceuticals, Inc.
Ironwood Pharmaceuticals, Inc.	Vivus, Inc. Xenoport, Inc. **

** These companies were acquired or merged in 2016.

Evaluations

The Compensation Committee evaluates, at least once a year, the performance of our executive officers and other key employees in light of goals and objectives established by the Committee. Based upon these evaluations, the Compensation Committee either adjusts the compensation of such personnel as appropriate or recommends to the full Board of Directors any adjustment for such personnel, including any change to base salary, bonus and incentive and equity compensation. In its evaluation of the Chief Executive Officer, the Compensation Committee considers overall management of the Company; progress in the performance of strategic, regulatory and commercial activities and the development of product candidates; and the establishment and maintenance of successful relationships with the Company’s customers, potential customers, various funding and research partners, the Board of Directors, and shareholders. In its evaluation of the Executive Vice President & Chief Financial Officer, the Committee considers the Company’s financial performance, the Chief Financial Officer’s role in achieving our financial, strategic and operational goals; the Chief Financial Officer’s contribution to the management of the Company; the Chief Financial Officer’s relationship with shareholders and potential investors, the Chief Financial Officer’s efforts with respect to financial regulatory compliance (including compliance with any applicable listing rules, the securities laws and all related regulations), and the preparation of and compliance with the Company’s budget. In its evaluation of the General Counsel, the Committee considers the strategic contribution to the Board of Directors and the management team; the achievement of legal objectives within budgetary requirements; the General Counsel’s role in achieving our contractual, commercial and strategic goals; and addressing any legal issues as they arise. In its evaluation of the Company’s Vice President & Chief Scientific Officer, the Committee considers achievement of program objectives within budgetary and timeline requirements; the Chief Scientific Officer’s contribution to key business initiatives; relationships with regulators and current and possible future scientific partners; compliance with contract and grant requirements; and management of the Company’s research and development facility located in Corvallis, Oregon. Additionally, for all executives since 2014, Compensation Committee has considered factors associated with SIGA’s chapter 11 case, including activities related to the implementation of the POR and activities related to the satisfaction of the PharmAthene litigation claim. Furthermore, in 2016, the Compensation Committee considered operational achievements, including the modification of the BARDA contract, and the combination of financing transactions (a term loan and related warrant issuance, and an equity rights offering) which collectively resulted in the satisfaction of the PharmAthene claim.

Our Compensation Philosophy and Program Objectives

The overall objectives of the Company’s compensation program are to attract and retain the best possible executive talent, to motivate such executives to achieve the goals inherent in the Company’s business strategy, to maximize the link between executive and stockholder interests and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive’s compensation to performance.

The Role of Shareholder Advisory Votes on Executive Compensation

The Company’s shareholders are provided with an opportunity to cast an advisory vote every three years on the Company’s executive compensation program. At the Company’s annual meeting held in May 2014, a majority of the votes cast supported our advisory vote proposal on the Company’s executive compensation program. The Compensation Committee will continue to consider the outcome of our past and future advisory vote proposals, including Proposal No.3 in this Proxy Statement, when making future compensation decisions for the Named Executive Officers.

Our Executive Compensation Program

Overview

The key elements of the Company’s compensation program consist of fixed compensation in the form of base salary, and the discretion to award variable compensation in the forms of incentive cash compensation and equity awards. The Compensation Committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below. Due to the inability to determine how the Company’s common stock would be impacted by the chapter 11 case and the implementation of the POR, the Company did not grant equity-based incentive compensation to executives in 2014 or 2015, and did not do so in 2016 until the PharmAthene litigation claim had been fully satisfied on November 16, 2016.

Base Salary

The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain executives and key talent needed to accomplish the Company’s goals. In determining the appropriate base salary levels and, to a lesser extent, other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience and past accomplishments, and anticipated changes to future job responsibilities, as well as historical practices within the Company. Economic, legal and business conditions affecting the Company are also considered. The Compensation Committee also considers historical levels of salary paid by the Company as well as the provisions in the various executives’ employment contracts with the Company, which contracts are more fully discussed elsewhere in this proxy statement.

Periodic adjustments in base salary may be merit-based with respect to individual performance or tied to the Company’s financial condition or specified in executives’ employment agreements or based on other competitive factors. The Compensation Committee takes into account the effect of any transaction outside of the ordinary course of business that has been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include the Company’s competitive position, scientific developments and improvements in relations with employees and investors.

For Dr. Gomez, Dr. Rose, Mr. Luckshire, Ms. Abrams and Dr. Hruby, in 2016, we paid a base salary in accordance with their employment agreements. Base salary was reviewed by our Compensation Committee and, in accordance with employment agreements, Mr. Luckshire, Ms. Abrams and Dr. Hruby received a 3% salary increase in January of 2017. The size of the increase was consistent with the salary guidelines applicable to other employees. The base salary levels of these executives reflect our Compensation Committee’s subjective judgment, which took into account each executive’s respective position and tenure, our present needs, the general business environment, the executive’s individual performance, achievements and prior contributions and anticipated performance levels.

Annual Incentive Compensation

The Compensation Committee, in its discretion, may establish cash incentive programs and otherwise award bonuses to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives that provide eligibility to receive bonuses, in the sole discretion of the Board of Directors or Compensation Committee based on the executive’s performance, economic and business conditions affecting the Company, and the financial condition of the Company. Starting in 2014, the Compensation Committee has also considered factors associated with SIGA’s chapter 11 case, including activities related to the implementation of the POR and activities related to the satisfaction of the PharmAthene litigation claim. Furthermore, in 2016, the Compensation Committee considered the operational achievements and combination of financing transactions (a term loan and related warrant issuance, and an equity rights offering) that resulted in the satisfaction of the PharmAthene claim. The Compensation Committee approves or makes recommendations to the Board of Directors with respect to annual incentive compensation. Cash incentive payments approved by the Board of Directors, for executive officer performance in 2014 and 2015, were subject to Bankruptcy Court approval and were paid in 2016 following Bankruptcy Court confirmation of the POR and the POR becoming effective.

2016 Performance Year Bonus Program

For the 2016 performance year, the Board of Directors approved cash bonuses for executive officers based on the recommendation of the Compensation Committee. The Compensation Committee evaluated the performance of executive officers, and set cash bonus eligibility, based on the Company’s achievement of pre-established formal goals. The performance goals that were set were objectively measurable; reflected progress in the performance of strategic, regulatory and commercial activities; represented activities that are believed to create enterprise value; and were heavily weighted toward activities important in the successful performance of the BARDA contract. The pre-established goals provided executives with an opportunity to earn a cash bonus that is equivalent to base salary (“Target Annual Cash Bonus”).

A summary of the pre-established goals is as follows:

●	Deliver a threshold quantity of Tecovirmat courses to the Strategic National Stockpile; this goal constituted 30% weighting toward the Target Annual Cash Bonus.
●	Progress a threshold quantity of Tecovirimat drug material to key points of the supply chain, while maintaining manufacturing cost within historical ranges; these goals constituted 23% weighting toward the Target Annual Cash Bonus.
●	Meet key regulatory milestones related to human safety studies and animal efficacy studies; these goals constituted 30% weighting toward the Target Annual Cash Bonus.
●	Maintain operating expenses below a specified threshold; this goal constituted 17% weighting toward the Target Annual Cash Bonus.

For the 2016 performance year, all pre-established goals were met. As such, Dr. Rose, Mr. Luckshire, Ms. Abrams and Dr. Hruby were eligible for a cash bonus equivalent to their Target Annual Cash Bonus. Based on each individual’s contribution to Company performance (as discussed below), the Compensation Committee recommended to the Board of Directors that each executive be paid a performance cash bonus equivalent to their Target Annual Cash Bonus, with Dr. Rose’s Target Annual Cash Bonus being pro-rated for the time period that Dr. Rose was Chief Executive Officer of the Company during 2016.

For Dr. Rose, the Board of Directors approved a cash bonus of $615,631 based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Dr. Rose’s contribution to the Company’s performance, the following was considered: the overall management of the Company; progress in the performance of strategic, regulatory and commercial activities and the development of product candidates; the establishment and maintenance of successful relationships with the Company’s customers, potential customers, various funding and research partners, the Board of Directors and shareholders; and Dr. Rose’s leadership with respect to the BARDA Contract.

For Mr. Luckshire, the Board of Directors approved a cash bonus of $506,480 based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Mr. Luckshire’s contribution to the Company’s performance, the following was considered: Mr. Luckshire’s role in achieving the Company’s financial, strategic and operational goals; Mr. Luckshire’s contribution to the management of the Company; Mr. Luckshire’s relationships with shareholders and potential investors; Mr. Luckshire’s efforts with respect to financial regulatory compliance (including compliance with any applicable listing rules, securities laws and all related regulations), and the preparation of and compliance with the Company’s budget; and Mr. Luckshire’s substantive role in managing the BARDA Contract.

For Ms. Abrams, the Board of Directors approved a cash bonus of $490,000 based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Ms. Abrams’ contribution to the Company’s performance, the following was considered: Ms. Abrams’ strategic contribution to the Board of Directors and the management team; the achievement of legal objectives within budgetary requirements; and Ms. Abrams’ role in achieving our contractual, commercial and strategic goals.

For Dr. Hruby, the Board of Directors approved a cash bonus of $562,755 based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Dr. Hruby’s contribution to the Company’s performance, the following was considered: Dr. Hruby’s achievement of development program objectives within budgetary requirements; Dr. Hruby’s contribution to key business initiatives; relationships with regulators and current and possible future scientific partners; compliance with grant requirements and management of the Company’s research facility located in Corvallis, Oregon; and Dr. Hruby’s substantial role in managing the BARDA Contract.

The cash bonuses for Dr. Rose, Mr. Luckshire, Ms. Abrams and Dr. Hruby were paid in March 2017.

Dr. Gomez, who joined the Company in October 2016 as the Chief Executive Officer, did not participate in the 2016 performance year bonus program. In connection with his employment agreement, Dr. Gomez is eligible the receive a guaranteed bonus of $750,000 contingent upon continued employment as of the one-year anniversary (October 13, 2017).

We believe that our annual incentive bonus program can motivate and encourage our executives to fulfill or exceed our objectives and provide us with the opportunity to recognize superior individual performance.

Transaction Bonus Awards

In November 2016, Dr. Rose, Mr. Luckshire and Dr. Hruby were each paid a transaction bonus of $450,000. These bonus payments were paid after the PharmAthene claim was fully satisfied and were made in recognition of each executive’s contribution to the operational achievements and combination of financing transactions (a term loan and related warrant issuance, and an equity rights offering) that resulted in the satisfaction of the PharmAthene claim.

Long-Term Incentive Awards

The Compensation Committee believes that granting equity-based incentives can provide officers and employees with a strong economic interest in maximizing stock price appreciation over the long term. The Committee also believes that the practice of granting equity-based incentives can be useful in retaining and recruiting the key talent necessary to ensure the Company’s continued success. This element of compensation is governed by the 2010 Plan which provides for grants of incentive stock options (“ISOs”); nonqualified stock options; stock appreciation rights (“SARs”); restricted stock units (“RSUs”); and shares of restricted and unrestricted stock to our executives, directors and employees. The 2010 Plan is administered by our Compensation Committee, which reviews management’s recommendations concerning persons to be granted awards, and determines the number of and type of equity-based awards to be granted to each such person, and the terms and conditions of any grant as permitted under the 2010 Plan.

In determining the size of a share-based award to a Named Executive Officer, the Compensation Committee considers not only competitive market factors, changes in responsibility and the executive officer’s performance, but also the number, term and vesting of stock-based awards previously granted to the officer. The Compensation Committee may also consider the total compensation package or changes made thereto, when determining whether to make a stock-based award. Additionally, starting in 2014, the Compensation Committee considered factors associated with SIGA’s chapter 11 case, including activities related to the implementation of the POR and activities related to the satisfaction of the PharmAthene litigation claim. The number of shares granted to each Named Executive Officer is determined by the Compensation Committee based on its consideration of the Named Executive Officer’s individual responsibilities and ability to significantly enhance key company initiatives. In connection with its review of compensation matters for the Company’s executive officers, the Compensation Committee also reviews information regarding the overall compensation, including stock-based awards, of similarly situated executives at peer companies. The Compensation Committee makes recommendations to the Board of Directors with respect to such awards based on the foregoing facts.

Considering factors associated with SIGA’s litigation with PharmAthene, including the impact of these factors on prior years compensation, equity-based incentive compensation was not recommended by the Compensation Committee for any executives other than Dr. Rose. In connection with Dr. Rose’s transition from Chief Executive Officer to Executive Chairman of the Board, and as specified in Dr. Rose’s employment agreement, the Compensation Committee recommended, and the Board approved, a grant of 300,000 RSUs to Dr. Rose. The RSUs were granted in November 2016.

Separately, the Compensation Committee also recommended, and the Board approved, a grant of RSUs valued at $2.1 million to Dr. Gomez in connection with Dr. Gomez joining the Company as Chief Executive Officer, and as specified in Dr. Gomez’s employment agreement. RSUs were granted to Dr. Gomez in November 2016.

Additional Benefits and Perquisites

Our officers and key employees are entitled to participate in the benefit plans which are generally available to all employees, including health, dental, life, and accidental disability. For each of these benefit plans, the Company makes contributions to the premiums paid to the plans. The Company also offers a 401(k) defined contribution plan, but it makes no contribution to the 401(k) plan. In each case, we provide these benefits to our executive officers on the same basis as our other employees.

Severance and Change of Control Agreements

We also provide some of our executive officers with severance and change of control arrangements in their employment contracts. We believe that severance and change of control packages are a common characteristic of compensation for key executive officers. They are intended to provide our executive officers with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance and change of control arrangements are necessary to help us attract and retain necessary skilled and qualified executive officers to continue to grow our business.

Our Compensation Policies

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million in any year paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer). The Compensation Committee takes into account the deductibility of compensation in determining Named Executive Officer compensation. However, the Compensation Committee retains its discretion to authorize compensation payments that do not qualify for the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate.

Common Stock Ownership Requirements

While we have not adopted a formal written policy on common stock ownership requirements, part of our compensation philosophy involves common stock ownership by our executive officers, because we believe that it helps to align their financial interests with those of our stockholders. We also recognize, on the other hand, that our executive officers cannot acquire more than 10% of our common stock without triggering adverse tax consequences. In addition, we expect our executive officers to abide by the provisions of our Policy on Confidential Information and Insider Trading.

Timing of Awards

Our Compensation Committee has the authority to issue equity awards under our incentive plan. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date

Financial Restatement

Although we have not adopted a formal written policy, it is our Board of Directors’ informal policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority and discretion in consultation with the Board of Directors, to make retroactive adjustments to any cash or equity based incentive payments to executive officers where the payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement, without regard to misconduct being involved. If the Compensation Committee chose to exercise this discretion, we would seek to recover any amount determined to have been improperly paid to the executive officer.

Summary Compensation Table

The following table sets forth the total compensation of the Company’s Named Executive Officers for the last three fiscal years ended December 31, 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Stock Awards ($) (2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Phillip L. Gomez, Ph.D. Chief Executive Officer (effective October 13, 2016)	2016	$162,500			$2,108,824	(8)	—	—	—	$2,271,324

Eric A. Rose, M.D.	2016	778,386	1,442,516	(3)	717,000	(9)	—	—	—	2,937,902
Executive Chairman of the Board	2015	764,909			—		—	—	—	764,909
(effective October 13, 2016)	2014	743,130			670,000		—	—	—	1,413,130
Chief Executive Officer (until October 13, 2016)

Daniel J. Luckshire	2016	506,480	1,178,304	(4)	—		—	—	—	1,684,784
Executive Vice President &	2015	450,204			—		—	—	—	450,204
Chief Financial Officer	2014	437,091			335,000		—	—	—	772,091

Dennis E. Hruby, Ph.D.	2016	562,755	1,414,571	(5)	—		—	—	—	1,977,326
Vice President & Chief	2015	546,364			—		—	—	—	546,364
Scientific Officer	2014	530,450			251,250		—	—	—	781,700

Robin A. Abrams	2016	426,894	490,000	(6)	—		—	—	—	916,894
General Counsel and Chief Administrative Officer (effective April 12, 2016)

William J. Haynes	2016	5,588	242,283	(7)	—		—	—	—	247,871
Executive Vice President &	2015	491,727			—		—	—	—	491,727
General Counsel (Resigned, effective January 5, 2016)	2014	477,405			251,250		—	—	—	728,655

(1)	Bonuses are shown in the year in which they were accrued and earned.
(2)	Stock options, stock appreciation rights and stock awards represent the aggregate grant date fair value calculated in accordance with the authoritative accounting literature. The awards granted in January 2014 relate to 2013 performance.
(3)	Includes the following: (i) a $615,631 cash bonus for performance year 2016; (ii) a $450,000 transaction bonus for the executive’s contribution to operational achievements and the combination of financing transactions that resulted in the satisfaction of the PharmAthene claim; and (iii) bonus awards of $191,227 and $185,658 for performance years 2015 and 2014, respectively. With respect to the 2015 and 2014 performance year bonuses, these awards were subject to Bankruptcy Court approval until 2016. In 2016, after the Company emerged from chapter 11 and the POR became effective, these awards were no longer subject to Bankruptcy Court approval and the awards were paid.
(4)	Includes the following: (i) a $506,480 cash bonus for performance year 2016; (ii) a $450,000 transaction bonus for the executive’s contribution to operational achievements and the combination of financing transactions that resulted in the satisfaction of the PharmAthene claim; and (iii) bonus awards of $112,551 and $109,273 for performance years 2015 and 2014, respectively. With respect to the 2015 and 2014 performance year bonuses, these awards were subject to Bankruptcy Court approval until 2016. In 2016, after the Company emerged from chapter 11 and the POR became effective, these awards were no longer subject to Bankruptcy Court approval and the awards were paid.
(5)	Includes the following: (i) a $562,755 cash bonus for performance year 2016; (ii) a $450,000 transaction bonus for the executive’s contribution to operational achievements and the combination of financing transactions that resulted in the satisfaction of the PharmAthene claim; and (iii) bonus awards of $136,591 and $265,225 for performance years 2015 and 2014, respectively. With respect to the 2015 and 2014 performance year bonuses, these awards were subject to Bankruptcy Court approval until 2016. In 2016, after the Company emerged from chapter 11 and the POR became effective, these awards were no longer subject to Bankruptcy Court approval and the awards were paid.
(6)	Represents a cash bonus for performance year 2016.
(7)	Represents bonus awards of $122,932 and $119,351 for performance years 2015 and 2014, respectively. With respect to the 2015 and 2014 performance year bonuses, these awards were subject to Bankruptcy Court approval until 2016. In 2016, after the Company emerged from chapter 11 and the POR became effective, these awards were no longer subject to Bankruptcy Court approval and the awards were paid.
(8)	Represents aggregate grant date fair value of RSUs. Dr. Gomez was awarded 882,353 RSUs on November 22, 2016. The award was in accordance with Dr. Gomez’s employment agreement. The RSUs are subject to a vesting schedule. For purposes of the presentation in this table, grant date fair value was calculated based on the share price for SIGA’s common stock on the grant date.
(9)	Represents aggregate grant date fair value of RSUs. Dr. Rose was awarded 300,000 RSUs on November 22, 2016. The award was in accordance with Dr. Rose’s employment agreement. The RSUs are subject to a vesting schedule. For purposes of the presentation in this table, grant date fair value was calculated based on the share price for SIGA’s common stock on the grant date.

Grants of Plan - Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)

Phillip L. Gomez, Ph.D.	11/22/2016	882,353	—	—	$2,108,824

Eric A. Rose	11/22/2016	300,000	—	—	717,000

Daniel J. Luckshire		—	—	—	—

Dennis E. Hruby		—	—	—	—

Robin A. Abrams		—	—	—	—

(1)	Represents the grant date fair value of stock option awards, stock appreciation rights and stock awards granted in 2016 in accordance with the authoritative accounting literature and recognized for financial statement purposes.

2016 Equity Awards

All of the RSUs disclosed in the Grants of Plan-Based Awards table were issued under the 2010 Plan.

Employment Agreements

We currently have employment agreements with Dr. Gomez, Dr. Rose, Mr. Luckshire, Ms. Abrams and Dr. Hruby. Dr Rose’s employment agreement was amended and restated in October 2016 in connection with Dr. Rose’s transition from Chief Executive Officer to Executive Chairman of the Board.

Phillip L. Gomez – Chief Executive Officer

On October 13, 2016, we entered into an employment agreement with Dr. Phillip L. Gomez, our Chief Executive Officer. Pursuant to the employment agreement, we agreed to pay to Dr. Gomez an annual base salary of $750,000, subject to an automatic increase of three percent (3%) above the amount of his base salary in effect at the end of the prior calendar year, beginning with January 1, 2018 and ending on the third (3rd) anniversary of the occurrence of a Change of Control. The Board of Directors may increase Dr. Gomez’s base salary by additional discretionary amounts but any such additional discretionary amounts shall be disregarded when calculating the amount of any automatic increase in Dr. Gomez’s base salary. Under the terms of this agreement, Dr. Gomez will receive a guaranteed cash bonus of $750,000, provided that Dr. Gomez remains employed at the Company on the one-year anniversary of the employment agreement. Additionally, Dr. Gomez is also eligible to receive an annual cash bonus in 2018 and thereafter, as well as for the pro-rated period in 2017 subsequent to the one-year employment anniversary, the target of which is 100% of his base salary. In the event of a Change of Control of the Company, Dr. Gomez shall receive an annual cash bonus for the year in which the Change of Control occurs equal to the greater of (i) the target annual bonus for such year or (ii) the annual bonus determined based upon the applicable performance criteria and goals for such year, provided that Dr. Gomez remains employed on the last day of such calendar year. The term of his employment, pursuant to the employment agreement, expires at the end of the two (2) year anniversary from when the agreement becomes effective and will automatically renew for additional one (1) year periods unless notice of non-renewal is given; provided, however, that the agreement shall not automatically renew upon the expiration of any subsequent term that ends following the third (3rd) anniversary of the occurrence of a Change of Control.

Details with respect to our severance obligations to Dr. Gomez are set forth below under the heading “Potential Payments upon Termination or Change of Control.”

Eric A. Rose – Executive Chairman of the Board

On January 31, 2007, we entered into an employment agreement with Eric A. Rose, M.D., pursuant to which he became our Chief Executive Officer, effective as of March 1, 2007. Pursuant to the employment agreement, Dr. Rose was paid an annual base salary of $400,000. Moreover, Dr. Rose was eligible to receive a bonus payment (in either cash or stock options) as determined by the Board of Directors in its sole discretion. On January 13, 2012, Dr. Rose’s existing employment agreement was amended. Pursuant to the amended employment agreement, we agreed to pay to Dr. Rose an annual base salary of $700,000, subject to any cost of living adjustments as may be approved by our Board of Directors. Under the terms of this employment agreement, Dr. Rose was also eligible to receive an annual cash bonus, the target of which was $350,000, as determined by the Board of Directors in its sole discretion. On April 12, 2016, in connection with the effective date of the POR, Dr. Rose’s employment agreement was amended and restated. Pursuant to the amended and restated agreement, Dr. Rose’s base salary increased to $787,856 and Dr. Rose became eligible for an annual cash bonus equivalent to 100% of base salary. On October 13, 2016, Dr. Rose employment agreement was further amended and restated in connection with Dr. Rose’s transition from Chief Executive Officer to Executive Chairman of the Board (“October 2016 Amended and Restated Rose Agreement”). Pursuant to the October 2016 Amended and Restated Rose Agreement, Dr. Rose’s base salary was adjusted to $740,000. Additionally, Dr. Rose was issued 300,000 restricted stock units (“RSUs”) in November 2016, pursuant to the terms of the October 2016 Amended and Restated Agreement.

Pursuant to the October 2016 Amended and Restated Rose Agreement, we have agreed to pay to Dr. Rose an annual base salary of $740,000 until October 13, 2017, and $700,000 for the twelve month period thereafter. The Compensation Committee may increase Dr. Rose’s base salary by additional discretionary amounts. The October 2016 Amended and Restated Rose Agreement is scheduled to terminate on October 13, 2018. Under the terms of the October 2016 Amended and Restated Rose Agreement, Dr. Rose was eligible to receive an annual cash bonus for the 2016 performance year, subject to the discretion of the Board of Directors.

Details with respect to our severance obligations to Dr. Rose are set forth below under the heading “Potential Payments upon Termination or Change of Control.”

Daniel J. Luckshire – Executive Vice President & Chief Financial Officer

On February 10, 2011, we entered into an employment agreement with Mr. Daniel J. Luckshire, our Executive Vice President & Chief Financial Officer. Pursuant to the employment agreement, we agreed to pay Mr. Luckshire: an annual base salary of $400,000, subject to any cost of living or merit increases as may be approved by our Board of Directors, an annual cash bonus, the target of which was 50% of the base salary, as determined by the Compensation Committee in its sole discretion, and an annual stock bonus, the target of which was $300,000 in restricted shares of Common Stock, as determined by the Compensation Committee in its sole discretion. .

Pursuant to the amended and restated employment agreement (the “Post-Plan Luckshire Agreement”) that became effective on April 12, 2016 (the effective date of the POR), we agreed to pay to Mr. Luckshire an annual base salary of $506,480, subject to an automatic increase of three percent (3%) above the amount of his base salary in effect at the end of the prior calendar year. On January 1, 2017, Mr. Luckshire’s base salary was adjusted to $521,674 pursuant to the automatic increase. The automatic increase terminates upon the third (3rd) anniversary of the occurrence of a Change of Control. The Compensation Committee may increase Mr. Luckshire’s base salary by additional discretionary amounts but any such additional discretionary amounts shall be disregarded when calculating the amount of any automatic increase in Mr. Luckshire’s base salary. Under the terms of the Post-Plan Luckshire Agreement, Mr. Luckshire is also eligible to receive an annual cash bonus, the target of which is 100% of his base salary. In the event of a Change of Control of the Company, Mr. Luckshire shall receive an annual cash bonus for the year in which the Change of Control occurs equal to the greater of (i) the target annual bonus for such year or (ii) the annual bonus determined based upon the applicable performance criteria and goals for such year, provided that Mr. Luckshire remains employed on the last day of such calendar year. The term of his employment, pursuant to the Post-Plan Luckshire Agreement, expires at the end of the two (2) year anniversary from when the agreement becomes effective and will automatically renew for additional one (1) year periods unless notice of non-renewal is given; provided, however, that the agreement shall not automatically renew upon the expiration of any subsequent term that ends following the third (3rd) anniversary of the occurrence of a Change of Control.

Details with respect to our severance obligations to Mr. Luckshire are set forth below under the heading “Potential Payments upon Termination or Change of Control.”

Dennis E. Hruby – Vice President & Chief Scientific Officer

On January 22, 2007, we entered into an employment agreement with Dr. Dennis E. Hruby, our Vice President and Chief Scientific Officer, which agreement was most recently amended on December 21, 2011. Pursuant to this employment agreement, Dr. Hruby’s base salary was set at an annual amount of $500,000, subject to any cost of living adjustments as may be approved by the Board of Directors, and an annual cash bonus, the target of which was $250,000, as determined by the Board of Directors in its sole discretion.

In a prior period, Dr. Hruby was eligible for a one-time additional bonus equal to $350,000 of which $100,000 was paid in 2011. The remainder of the one-time bonus was to be paid upon the earlier of: (i) approval by FDA of a New Drug Application for Tecovirimat, also known as ST-246, for a smallpox or orthopox treatment indication consistent with the contract line items in the BARDA Contract; (ii) approval of a Marketing Authorization Application by the European Medicines Agency for Tecovirimat for a smallpox or orthopox treatment indication; or (iii) approval by FDA of an Emergency Use Authorization, or a similar designation such as a contingency Investigational New Drug (“IND”), that would permit use of ST-246 for the treatment of smallpox or another orthopox virus disease in case of a public health emergency. In late 2012, in advance of the first delivery of Tecovirimat, the Company obtained a contingency IND. The remaining $250,000 portion of such one-time $350,000 bonus was paid in 2013.

Pursuant to the amended and restated employment agreement (the “Post-Plan Hruby Agreement”) that became effective on April 12, 2016 (the effective date of the POR), we have agreed to pay to Dr. Hruby an annual base salary of $562,755, subject to an automatic increase of three percent (3%) above the amount of his base salary in effect at the end of the prior calendar year. On January 1, 2017, Mr. Hruby’s base salary was adjusted to $579,637 pursuant to the automatic increase. The automatic increase terminates upon the third (3rd) anniversary of the occurrence of a Change of Control. The Compensation Committee may increase Dr. Hruby’s base salary by additional discretionary amounts but any such additional discretionary amounts shall be disregarded when calculating the amount of any automatic increase in Dr. Hruby’s base salary. Under the terms of the Post-Plan Hruby Agreement, Dr. Hruby is also eligible to receive an annual cash bonus, the target of which is 100% of his base salary. In the event of a Change of Control of the Company, Dr. Hruby shall receive an annual cash bonus for the year in which the Change of Control occurs equal to the greater of (i) the target annual bonus for such year or (ii) the annual bonus determined based upon the applicable performance criteria and goals for such year, provided that Dr. Hruby remains employed on the last day of such calendar year. The term of his employment, pursuant to the Post-Plan Hruby Agreement, expires at the end of the two (2) year anniversary from when the agreement becomes effective and will automatically renew for additional one (1) year periods unless notice of non-renewal is given; provided, however, that the agreement shall not automatically renew upon the expiration of any subsequent term that ends following the third (3rd) anniversary of the occurrence of a Change of Control.

Details with respect to our severance obligations to Dr. Hruby are set forth below under the heading “Potential Payments upon Termination or Change of Control.”

Robin Abrams – General Counsel & Chief Administrative Officer

Pursuant to the employment agreement that became effective on April 12, 2016, we have agreed to pay to Ms. Abrams an annual base salary of $700,000, subject to an automatic increase of three percent (3%) above the amount of her base salary in effect at the end of the prior calendar year, beginning with January 1, 2017 and ending on the third (3rd) anniversary of the occurrence of a Change of Control. The Compensation Committee may increase Ms. Abrams’ base salary by additional discretionary amounts but any such additional discretionary amounts shall be disregarded when calculating the amount of any automatic increase in Ms. Abrams’ base salary. Under the terms of the employment agreement, Ms. Abrams is also eligible to receive an annual cash bonus, the target of which is 100% of her base salary.

On August 1, 2016, the existing agreement was amended and restated in connection with Ms. Abrams assuming the role of Executive Vice President and General Counsel at vTv Therapeutics, Inc. while continuing to serve in her existing roles at SIGA (the “Amended and Restated Abrams Agreement”). Pursuant to the Amended and Restated Abrams Agreeement, we have agreed to pay to Ms. Abrams an annual base salary of $490,000, subject to an automatic increase of three percent (3%) above the amount of her base salary in effect at the end of the prior calendar year, beginning with January 1, 2017 and ending on the third (3rd) anniversary of the occurrence of a Change of Control. On January 1, 2017, Ms. Abrams’ base salary was increased to 504,700. The Compensation Committee may increase Ms. Abrams’ base salary by additional discretionary amounts but any such additional discretionary amounts shall be disregarded when calculating the amount of any automatic increase in Ms. Abrams’ base salary. Under the terms of the employment agreement, Ms. Abrams is also eligible to receive an annual cash bonus, the target of which is 100% of her base salary.

In the event of a Change of Control of the Company, Ms. Abrams shall receive an annual cash bonus for the year in which the Change of Control occurs equal to the greater of (i) the target annual bonus for such year or (ii) the annual bonus determined based upon the applicable performance criteria and goals for such year, provided that Ms. Abrams remains employed on the last day of such calendar year. The term of her employment, pursuant to the employment agreement, expires at the end of the two (2) year anniversary from when the agreement becomes effective and will automatically renew for additional one (1) year periods unless notice of non-renewal is given; provided, however, that the agreement shall not automatically renew upon the expiration of any subsequent term that ends following the third (3rd) anniversary of the occurrence of a Change of Control.

Details with respect to our severance obligations to Ms. Abrams are set forth below under the heading “Potential Payments upon Termination or Change of Control.”

William J. Haynes, Executive Vice President & General Counsel (resigned effective January 5, 2016)

On June 4, 2012, we entered into an employment agreement with Mr. William J. Haynes, our former Executive Vice President & General Counsel. Pursuant to the employment agreement, we agreed to pay Mr. Haynes: an annual base salary of $450,000, subject to any cost of living or merit increases as may be approved by our Board of Directors, an annual cash bonus, the target of which was 50% of the base salary, as determined by the Compensation Committee in its sole discretion, and an annual equity bonus, the target value of which was 50% of the base salary, as determined by the Compensation Committee in its sole discretion.

On January 5, 2016 we entered into a separation agreement (the “Separation Agreement”) with Mr. Haynes in connection with his resignation as the Company’s Executive Vice President and General Counsel. The effectiveness of the Separation Agreement was conditioned upon the effectiveness of the POR.

Details with respect to our severance obligations to Mr. Haynes, including amounts payable under the Separation Agreement, are set forth below under the heading “Potential Payments upon Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year End

The following table provides certain summary information concerning unexercised options and equity incentive plan awards for each Named Executive Officer as of December 31, 2016:

	Option Awards							Stock Awards
				Equity Incentive Plan							Equity Incentive	Equity Incentive Plan
	Number of		Number of	Awards: Number of				Number of			Plan Awards:	Awards: Market or
	Securities		Securities	Securities				Shares or		Market Value	Number of	Payout Value of
	Underlying		Underlying	Underlying				Units of		of Shares or	Unearned Shares,	Unearned Shares,
	Unexercised		Unexercised	Unexercised		Option	Option	Stock That		Units of Stock	Units or Other	Units or Other
	Options (#)		Options (#)	Unearned Options		Exercise	Expiration	Have Not		That Have Not	Rights That Have	Rights That Have Not
Name	Exercisable		Unexercisable	(#)		Price ($)	Date	Vested		Vested (#) (9)	Not Vested (#)	Vested ($)
Phillip L. Gomez. Ph.D.								882,353	(8)	$2,541,177

Eric A. Rose, M.D.	200,000		—	—		3.10	7/26/2017
	300,000		—	100,000	(1)	2.49	11/14/2018
	465,000	(2)	—	—		3.53	2/2/2019
								66,667	(7)	192,001	—	—
								300,000	(8)	864,000	—	—

Daniel J. Luckshire	60,000		—	—		11.04	2/10/2021
	60,000		—	—		13.04	2/10/2021
	132,000	(3)	—	—		3.53	2/2/2019
								33,334	(7)	96,002	—	—

											—	—
Dennis E. Hruby, Ph.D.	200,000		—	100,000	(4)	3.10	7/26/2017
	50,000		—	—		4.70	3/5/2019
	337,500	(5)	—	—		3.53	2/2/2019
	37,500	(6)	—	—		3.53	2/2/2019
								25,000	(7)	72,000	—	—
											—	—

(1)	Stock option awards were granted to the Named Executive Officer on November 14, 2008 and are eligible to vest upon the Company’s achievement of certain regulatory milestones. The performance conditions were not satisfied as of December 31, 2016.
(2)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vested one-third per year over a three-year term. The appreciation of this right is capped at $4.50 and limits the potential shares that could be granted to 100,233 shares.
(3)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vested one-third per year over a three-year term. The appreciation of each right is capped at $11.00 and limits the potential shares that could be granted to 89,640 shares.
(4)	Stock option awards were granted to the Named Executive Officer on July 26, 2007 and are eligible to vest upon the Company’s achievement of certain regulatory milestones. The performance conditions were not satisfied as of December 31, 2016.
(5)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vested one-third per year over a three-year term. The appreciation of each right is capped at $4.50 and limits the potential shares that could be granted to 72,750 shares.
(6)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vested one-third per year over a three-year term. The appreciation of each right is capped at $7.00 and limits the potential shares that could be granted to 18,589 shares.
(7)	Stock awards were granted to the Named Executive Officers on January 3, 2014 and vest one-third per year over a three-year term.
(8)	Stock awards were granted to the Named Executive Officers on November 22, 2016 and vest one-third per year over a three-year term.
(9)	The market value reflects the closing price per share of the Company’s common stock on the OTC Market on December 31, 2016.

Option Exercises and Stock Vested

The following table sets forth any exercises of stock options and the vesting of restricted stock units for each of the Named Executive Officers for the year ended December 31, 2016:

	Options Awards		Stock Awards
	Number of Shares		Number of
	Acquired on	Value Realized on	Shares Acquired		Value Realized on
Name	Exercise (#)	Exercise ($)	on Vesting (#)		Vesting ($) (1)

Eric A. Rose, M.D.	—	—	133,335	(2)	$417,339

Daniel J. Luckshire	—	—	66,668	(3)	208,671

William J. Haynes	—	—	50,000		33,500
(Resigned, effective January 5, 2016)

Dennis E. Hruby, Ph.D.	—	—	50,000	(4)	156,500

(1)	Amounts reflect the aggregate amount realized upon release of shares, based on the market price of the underlying shares on the release date.
(2)	This amount does not reflect the net settlement to satisfy tax withholding obligations. The net number of shares issued to Dr. Rose was 64,866.
(3)	This amount does not reflect the net settlement to satisfy tax withholding obligations. The net number of shares issued to Mr. Luckshire was 42,057.
(4)	This amount does not reflect the net settlement to satisfy tax withholding obligations. The net number of shares issued to Dr. Hruby was 29,700.

Potential Payments upon Termination or Change of Control

Severance Arrangement for Phillip L. Gomez

The following table and footnotes describe and quantify the potential payments to Dr. Gomez pursuant to his employment agreement upon termination, change of control or in the event that his contract is not renewed, assuming that such termination, change of control or non-renewal was effective as of December 31, 2016:

	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control

Aggregate cash payments (1)	$1,500,000	$—	$1,500,000
Value of accelerated stock-based grants (2)	2,541,177	—	2,541,177
Total	$4,041,177	$—	$4,041,177

(1)	The amount includes a guaranteed bonus of $750,000.
(2)	The amount consists of unvested restricted stock units as of December 31, 2016.

Pursuant to the Dr. Gomez’s employment agreement, the following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without cause or by Dr. Gomez for good reason.

●	Termination by the Company without cause or by Dr. Gomez for good reason in the period that begins 90 days prior to the occurrence of a change of control and ends on the second anniversary of the occurrence of a change of control.

●	Termination by the Company for cause or by Dr. Gomez without good reason.

●	Termination by the Company based on Dr. Gomez’s death or total disability.

If Dr. Gomez’s employment agreement is terminated without cause or if Dr. Gomez terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid guaranteed bonus and any accrued and unpaid annual bonuses with respect to the prior full calendar year; and (vii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants shall, immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If Dr. Gomez’s employment agreement is terminated during the Change of Control Period other than for cause or if Dr. Gomez terminates his employment during the Change of Control Period for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid guaranteed bonus and the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; (vii) a pro rata portion of the annual bonus for the year of termination; and (viii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Gomez shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If Dr. Gomez’s employment is terminated by reason of death or total disability, by the Company for cause or if he voluntarily terminates his employment without good reason, he (or his estate and beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; and (v) payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash in accordance with his employment agreement. In addition, if Dr. Gomez’s employment is terminated due to death or total disability, then Dr. Gomez shall also be entitled to the payment of any accrued but unpaid guaranteed bonus.

Severance Arrangement for Eric A. Rose

The following table and footnotes describe and quantify the potential payments to Dr. Rose upon termination or change of control pursuant to the October 2016 Amended and Restated Rose Agreement, assuming that such termination or change of control was effective as of December 31, 2016:

	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control

Aggregate cash payments	$1,279,836	$—	$1,279,836
Value of accelerated stock-based grants (1)	1,056,001	—	1,056,001
Total	$2,335,837	$—	$2,335,837

(1)	The amount consists of unvested restricted stock units as of December 31, 2016.

Pursuant to the October 2016 Amended and Restated Rose Agreement, the following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without cause or by Dr. Rose for good reason.

●	Termination by the Company for cause or by Dr. Rose without good reason.

●	Termination by the Company based on Dr. Rose’s death or total disability.

If the October 2016 Amended and Restated Rose Agreement is terminated without cause or if Dr. Rose terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary until the scheduled termination date (October 13, 2018); and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants, shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If Dr. Rose’s employment is terminated by reason of death or total disability, for cause or if he voluntarily terminates his employment without good reason, he (or his estate or beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants.

Severance Arrangement for Daniel J. Luckshire

The following table and footnotes describe and quantify the potential payments to Mr. Luckshire pursuant to the Post-Plan Luckshire Agreement upon termination, change of control or in the event that his contract is not renewed, assuming that such termination, change of control or non-renewal was effective as of December 31, 2016:

	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control

Aggregate cash payments	$506,480	$—	$506,480
Value of accelerated stock-based grants (1)	96,002	—	96,002
Total	$602,482	$—	$602,482

(1)	The amount consists of unvested restricted stock units as of December 31, 2016.

Pursuant to the Post-Plan Luckshire Agreement, the following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without cause or by Mr. Luckshire for good reason.

●	Termination by the Company without cause or by Mr. Luckshire for good reason in the period that begins 90 days prior to the occurrence of a change of control and ends on the second anniversary of the occurrence of a change of control.

●	Termination by the Company for cause or by Mr. Luckshire without good reason.

●	Termination by the Company based on Mr. Luckshire’s death or total disability.

If the Post-Plan Luckshire Agreement is terminated or non-renewed without cause or if Mr. Luckshire terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; and (vii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If the Post-Plan Luckshire Agreement is terminated during the Change of Control Period other than for cause or if Mr. Luckshire terminates his employment during the Change of Control Period for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; (vii) a pro rata portion of the annual bonus for the year of termination; and (viii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Mr. Luckshire shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If Mr. Luckshire’s employment is terminated by reason of death or total disability, by the Company for cause or if he voluntarily terminates his employment without good reason, he (or his estate and beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; and (v) payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash in accordance with his employment agreement.

Severance Arrangement for Dennis E. Hruby

The following table and footnotes describe and quantify the potential payments to Dr. Hruby pursuant to the Post-Plan Hruby Agreement upon termination, change of control or in the event that his contract is not renewed, assuming that such termination, change of control or non-renewal was effective as of December 31, 2016:

	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control
Aggregate cash payments	$562,755	$—	$562,755
Value of accelerated stock-based grants (1)	72,000	—	72,000
Total	$634,755	$—	$634,755

(1)	The amount consists of unvested restricted stock units as of December 31, 2016.

Pursuant to the Post-Plan Hruby Agreement, the following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without cause or by Dr. Hruby for good reason.

●	Termination by the Company without cause or by Dr. Hruby for good reason in the period that begins 90 days prior to the occurrence of a change of control and ends on the second anniversary of the occurrence of a change of control.

●	Termination by the Company for cause or by Dr. Hruby without good reason.

●	Termination by the Company based on Dr. Hruby’s death or total disability.

If the Post-Plan Hruby Agreement is terminated or non-renewed without cause or if Dr. Hruby terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years (except in the case of non-renewal, in which event such continued payment will be for one (1) year); (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; and (vii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If the Post-Plan Hruby Agreement is terminated during the Change of Control Period other than for cause or if Dr. Hruby terminates his employment during the Change of Control Period for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; (vii) a pro rata portion of the annual bonus for the year of termination; and (viii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If the Dr. Hruby’s employment is terminated by reason of death or total disability, for cause or if he voluntarily terminates his employment without good reason, he (or his estate or beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; and (v) payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash in accordance with his employment agreement.

Severance Arrangement for Robin Abrams

The following table and footnotes describe and quantify the potential payments to Ms. Abrams pursuant to the Amended and Restated Abrams Agreement upon termination, change of control or in the event that her contract is not renewed, assuming that such termination, change of control or non-renewal was effective as of December 31, 2016:

	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control
Aggregate cash payments	$490,000	$—	$490,000
Total	$490,000	$—	$490,000

Pursuant to the Amended and Restated Abrams Agreement, the following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without cause or by Ms. Abrams for good reason.

●	Termination by the Company without cause or by Ms. Abrams for good reason in the period that begins 90 days prior to the occurrence of a change of control and ends on the second anniversary of the occurrence of a change of control.

●	Termination by the Company for cause or by Ms. Abrams without good reason.

●	Termination by the Company based on Ms. Abrams’ death or total disability.

If the employment agreement is terminated or non-renewed without cause or if Ms. Abrams terminates her employment for good reason, she will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with her employment agreement; (iv) any benefits to which she may be entitled upon termination pursuant to the plans, programs and grants referred to in her employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of her salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; and (vii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If the employment agreement is terminated during the Change of Control Period other than for cause or if Ms. Abrams terminates her employment during the Change of Control Period for good reason, she will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with her employment agreement; (iv) any benefits to which she may be entitled upon termination pursuant to the plans, programs and grants referred to in her employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of her salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; (vii) a pro rata portion of the annual bonus for the year of termination; and (viii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Ms. Abrams shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If Ms. Abrams’ employment is terminated by reason of death or total disability, by the Company for cause or if she voluntarily terminates her employment without good reason, she (or her estate and beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with her employment agreement; (iv) any benefits to which she may be entitled upon termination pursuant to the plans, programs and grants referred to in her employment agreement in accordance with the terms of such plans, programs and grants; and (v) payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash in accordance with her employment agreement.

Separation Arrangement for William J. Haynes

Under the Haynes Separation Agreement, which was subject to the effectiveness of the POR and Mr. Haynes’ compliance with restrictive covenants contained in his employment agreement that was in effect prior to the Effective Date of the POR, the Company paid to Mr. Haynes the following bonus amounts after the Effective Date of the POR:

●	Mr. Haynes’ annual bonus for the 2014 calendar year equal to $119,351. In the event that in the future the Compensation Committee decides to restore 2014 bonus pay lost as a consequence of the Company’s chapter 11 case, Mr. Haynes shall not be treated less favorably than other executives of the Company; and

●	Mr. Haynes’ annual bonus for the 2015 calendar year equal to $122,932, or 25% of Mr. Haynes’ target bonus opportunity as discussed above under the heading “Annual Incentive Compensation”. Pursuant ot the Separation Agreement, Mr. Haynes was not treated less favorably than other executives of the Company with respect to determinations concerning the attainment of the applicable performance criteria and goals established by the Compensation Committee and the payment of the 2015 calendar year bonus.

Other General Terms

Circumstances Triggering Payments

“Cause”, “good reason” and “change of control” are defined in Dr. Gomez, Dr. Rose, Mr. Luckshire, Dr. Hruby and Ms. Abrams’s current employment agreements as follows:

“Cause” generally includes:

●	executive officer’s neglect or failure or refusal to perform his duties under the applicable employment agreement (other than as a result of total or partial incapacity due to physical or mental illness);

●	any act by or omission of executive officer constituting gross negligence or willful misconduct in connection with the performance of his duties that could reasonably be expected to materially injure the reputation, business or business relationships of the Company or any of its affiliates;

●	perpetration of an intentional and knowing fraud against or affecting the Company or any of its affiliates or any customer, client, agent, or employee thereof;

●	the commission by or indictment of executive officer for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (“indictment”, for these purposes, meaning a United States-based indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

●	the breach of a covenant set forth in the applicable employment agreement; or

●	any other material breach of the applicable employment agreement.

“Good reason” generally includes:

●	the Company failing to pay executive officer his base salary;

●	executive officer no longer holding his agreed upon office or offices of equivalent stature, or his functions and/or duties being materially diminished; or

●	executive officer’s job site being involuntarily relocated to a location which is more than fifty (50) miles from the agreed upon location.

A “Change of Control” is (or would have been) deemed to occur:

●	upon the consummation of a transaction or a series of related transactions pursuant to which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than executive officer, his designee(s) or “affiliate(s)” (as defined in Rule 12b-2 under the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

●	upon stockholders of the Company approving a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

●	upon the stockholders of the Company approving a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company’s assets.

●	if, subsequent to the Plan Covenant Termination Date (as defined in the POR), the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors: individuals who, on the day immediately preceding the Effective Date of the POR, constitute the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the day immediately preceding the Effective Date of the POR or whose appointment, election or nomination for election was previously so approved or recommended, but excluding (i) any director whose initial assumption of office is in connection with an actual or threatened election contest (including, but not limited to, a consent or proxy solicitation, relating to the election of directors of the Company by or on behalf of a person other than the Board of Directors) and (ii) any director whose initial assumption of office is in connection with the POR;

●	if the PharmAthene Award had been satisfied under the POR by delivery to PharmAthene of one hundred percent (100%) of the Company’s equity; or

●	if the Board of Directors had been reconstituted, due to an event of default under the POR, such that it consists of a majority of directors designated by PharmAthene.

Non-Competition Provisions

Pursuant to the current employment agreements for Dr. Gomez, Dr. Rose, Mr. Luckshire, Dr. Hruby and Ms. Abrams, during the respective terms thereof plus an additional twelve (12) months thereafter for Dr. Gomez, Dr. Rose and Mr. Luckshire, an additional twenty-four (24) months thereafter for Dr. Hruby, and an additional six (6) months thereafter for Ms. Abrams, all of Dr. Gomez, Dr. Rose, Mr. Luckshire, Dr. Hruby and Ms. Abrams have agreed not to engage in any competitive business with us, induce our employees to terminate their employment or solicit our customers. We have agreed to indemnify each of them under their respective employment agreements for liabilities incurred because of their employment and to provide each of them with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of our officers.

Equity Compensation Plan Information

The following table sets forth certain compensation plan information with respect to both equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Stock Units (1)	Weighted-average Exercise Price of Outstanding Options, Warrants, Rights and Restricted Stock Units	Number of Securities Available for Future Issuance under Equity Compensation Plans (2)
Equity compensation plans approved by security holders	3,525,686	$3.64	546,644
Equity compensation plans not approved by security holders	—		—
Total	3,525,686		546,644

(1)	Consists of the 1996 Incentive and Non-Qualified Stock Option Plan, as amended and restated, and the 2010 Stock Incentive Plan, as amended from time to time.

(2)	Consists of the 2010 Stock Incentive Plan, as amended from time to time.

As of December 31, 2016, there were no outstanding options, appreciation rights or restricted stock units that had been awarded outside of the Company’s equity compensation plan.

Director Compensation

During the fiscal year ending December 31, 2016, the directors of SIGA received total compensation as shown in the following table:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James J. Antal (1,2)	64,991	(7)	11,400	—	—	—	—	76,391
Michael J. Bayer (2)	70,374	(8)	11,400	—	—	—	—	81,774
Thomas E. Constance	49,981	(9)	11,400	—	—	—	—	61,381
Phillip L. Gomez, Ph.D. (6)	—		—	—	—	—	—	—
Jeffrey B. Kindler (2)	50,481	(10)	11,400	—	—	—	—	61,881
Joseph W. Marshall, III (3)	94,226	(11)	11,400	—	—	—	—	105,626
Eric A. Rose, M.D. (4)	—		—	—	—	—	—	—
Paul G. Savas (1,3)	79,768	(12)	11,400	—	—	—	—	91,168
Bruce Slovin (1,3)	60,481	(13)	11,400	—	—	—	—	71,881
Andrew Stern	51,481	(14)	11,400	—	—	—	—	62,881

(1)	Member of the Audit Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Compensation Committee.

(4)	Executive Chairman of the Board of Directors; refer to Summary Compensation Table for applicable details.

(5)	Represents the grant date fair value of the award in accordance with the authoritative accounting literature.

(6)	Chief Executive Officer; refer to Summary Compensation Table for applicable details.

(7)	Includes $12,491 of fees relating to the period prior to the commencement of the Company’s chapter 11 case on September 16, 2014. Such amount was paid in 2016 subsequent to the Company’s emergence from chapter 11 on April 12, 2016.

(8)	Includes $12,874 of fees relating to the period prior to the commencement of the Company’s chapter 11 case on September 16, 2014. Such amount was paid in 2016 subsequent to the Company’s emergence from chapter 11 on April 12, 2016.

(9)	Includes $6,981 of fees relating to the period prior to the commencement of the Company’s chapter 11 case on September 16, 2014. Such amount was paid in 2016 subsequent to the Company’s emergence from chapter 11 on April 12, 2016.

(10)	Includes $6,981 of fees relating to the period prior to the commencement of the Company’s chapter 11 case on September 16, 2014. Such amount was paid in 2016 subsequent to the Company’s emergence from chapter 11 on April 12, 2016.

(11)	Includes $36,226 of fees relating to the period prior to the commencement of the Company’s chapter 11 case on September 16, 2014. Such amount was paid in 2016 subsequent to the Company’s emergence from chapter 11 on April 12, 2016.

(12)	Includes $10,268 of fees relating to the period prior to the commencement of the Company’s chapter 11 case on September 16, 2014. Such amount was paid in 2016 subsequent to the Company’s emergence from chapter 11 on April 12, 2016.

(13)	Includes $6.981 of fees relating to the period prior to the commencement of the Company’s chapter 11 case on September 16, 2014. Such amount was paid in 2016 subsequent to the Company’s emergence from chapter 11 on April 12, 2016.

(14)	Includes $6.981 of fees relating to the period prior to the commencement of the Company’s chapter 11 case on September 16, 2014. Such amount was paid in 2016 subsequent to the Company’s emergence from chapter 11 on April 12, 2016.

Director Fees and Equity Compensation

During 2011, the Compensation Committee of the Board of Directors conducted a review of Board compensation. CAP prepared a competitive analysis and review of the cash and equity compensation for independent directors. Following this review, the Compensation Committee recommended to the Board of Directors an independent director compensation structure which the Board approved effective January 1, 2012. The compensation structure for non-employee directors is outlined below:

●	An annual retainer of $25,000 for members, with such payments to be made quarterly, in arrears;

●	Board meeting fees of $1,500 per board meeting;

●	An annual retainer of $15,000 for service as the Audit Committee Chairman, with such payments to be made quarterly, in arrears;

●	An annual retainer of $10,000 for service as the Compensation Committee Chairman and the Nominating Committee Chairman, with such payments to be made quarterly, in arrears;

●	Committee meeting fees of $1,000 per committee meeting;

●	An award of 15,000 RSUs to be granted on the date of the Annual Meeting with vesting on the first anniversary of such grant; and

●	An award of 25,000 stock options upon a director’s initial appointment to the Board of Directors vesting upon the date of such grant.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policies and procedures for reviewing, approving, and ratifying transactions with related persons are set forth in a written policy.

Under these procedures, management recommends to the Audit Committee related party transactions to be entered into by the Company, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee either approves or disapproves such transactions. Management can preliminarily enter into related party transactions that are subject to ratification by the Audit Committee; provided that, if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transactions.

In addition, with respect to any related party transaction that includes a compensation component, management will submit the terms of such proposed compensation (or any subsequent material changes to such compensation) to the Compensation Committee for its review. After its review, the Compensation Committee either approves or disapproves the compensation component of the related party transaction and informs management and the Audit Committee of such approval or disapproval.

Transactions with Related Persons

Based on information provided by the directors and the executive officers, the Audit Committee determined that there were no related person transactions to be reported in this proxy statement other than:

●	Kramer Levin Naftalis & Frankel LLP, the Company’s outside legal counsel, billed the Company for legal services provided to the Company. One of our directors, Thomas Constance, is a partner at Kramer Levin Naftalis & Frankel LLP.

●	In October 2016, in connection with an equity rights offering (“Rights Offering”), the Company entered into an investment agreement or “backstop agreement,” with M&F, and other backstop parties (the “Backstop Parties’). Under the term of the backstop agreement, the Backstop Parties agreed to purchase, pursuant to a separate private placement, a number of shares of common stock equal to the numbers of shares that would have not been subscribed for in the Rights Offering. Under the backstop agreement, the subscription price was set to be equal to the subscription price applicable to all shareholders under the Rights Offering. The Rights Offering was fully subscribed, the Backstop Parties were not required to draw on such commitment. When shares were issued to the backstop parties in payment of the backstop fee, the stock price of SIGA common stock was $2.49 per share (the closing price of the Company’s common stock on November 16, 2016).

●	In October 2012, the Company funded a letter of credit and deposit to take advantage of a lease for office space secured by an affiliate of M&F from a third party landlord on behalf of the Company. Pursuant to such letter of credit, in January 2013 the Company entered into a sublease in which the Company will pay all costs associated with the lease, including rent. All payments made by the Company pursuant to the sublease will either be directly or indirectly made to the third-party landlord and not retained by M&F or any affiliate. The Company’s occupancy of the space commenced April 1, 2013. The sublease allowed for a free rent period of five months; subsequent to the free rent period, monthly rent payments are $60,000 for the first five years and $63,000 for the next two years. Upon expiration on September 1, 2020, the sublease and lease provides for two consecutive five year renewal options.

FEES BILLED BY PRICEWATERHOUSECOOPERS, LLP

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers, LLP.

	Year ended December 31,
	2016	2015
Audit Fees	$867,912	$697,000
Audit Related Fees	45,000	45,000
All Other Fees	3,000	3,000
Total Fees	$915,912	$745,000

Audit Fees. Consists of fees billed for professional services rendered and expenses incurred for the integrated audit of SIGA’s annual financial statements and of its internal control over financial reporting, reviews of the interim financial statements included in quarterly reports and for services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit Related Fees. Consists of fees billed that are related to the performance of the audit or review of SIGA’s financial statements and are not reported under “Audit Fees.” These services are mainly related to the audit of our federal expenditures.

All Other Fees. Consists of fees billed for products and services other than the services reported above. These products included accounting research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

SIGA did not make use in fiscal year 2016 of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the auditor during the year.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the nine persons named in the table below as directors of SIGA. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute. For additional information about the nominees and their qualifications, please see “Our Director Nominees.”

The Board of Directors recommends that the stockholders vote “FOR” the election to the Board of each of the following nominees (Item 1 of the enclosed proxy card):

Name	Age	Director Since	Position
Eric A. Rose, M.D.	66	2001	Executive Chairman of the Board
James J. Antal*	66	2004	Director
Michael J. Bayer*	69	2008	Director
Thomas E. Constance*	80	2001	Director
Phillip L. Gomez, Ph.D.	50	2016	Director and Chief Executive Officer
Jeffrey B. Kindler*	61	2013	Director
Joseph W. Marshall, III*	64	2009	Director
Paul G. Savas*	54	2004	Director
Michael C. Plansky*	67	—	Director

* Determined by the Board of Directors to be independent pursuant to Rule 5605 of the NASDAQ Marketplace Rules.

PROPOSAL 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2010 STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE WITH THE PLAN FROM 4,500,000 SHARES TO 8,500,000 SHARES AND TO PROMOTE TAX EFFICIENCY FOR CERTAIN TYPES OF PERFORMANCE-BASED COMPENSATION

Background and Reasons for Amendment and Restatement

The Board of Directors adopted the 2010 Plan as a flexible vehicle through which the Company could offer equity-based compensation incentives to eligible personnel of the Company and its subsidiaries in order to attract, motivate, reward and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company. The 2010 Plan initially provided for the issuance of stock options, restricted stock and unrestricted stock, and subsequently was amended to also permit the issuance of restricted stock units (“RSUs”).

The 2010 Plan, as initially adopted and approved by the Company’s stockholders, provided for the issuance of an aggregate of 2,000,000 shares of Common Stock. This was increased to 4,500,00 shares by an amendment to the Plan adopted by the Board of Directors on April 26, 2012 and approved by the Company’s stockholders on May 23, 2012.

As of the date hereof, 612,532 shares remain available for issuance under the 2010 Plan. On April 18, 2017, the Board of Directors approved an amendment to the 2010 Plan to authorize an additional 4,000,000 shares for issuance under the 2010 Plan, subject to approval by SIGA’s stockholders by means of this Proposal No. 2. This amendment would increase the maximum number of shares of Common Stock available for issuance under the 2010 Plan from 4,500,000 shares to 8,500,000 shares, of which 4,612,532 shares would remain available for issuance, after taking into account previous awards issued under the 2010 Plan.

The Board of Directors believes that increasing the maximum number of shares of Common Stock available for issuance under the Plan from 4,500,000 shares to 8,500,000 shares is in the best interests of SIGA and its stockholders. The proposed amendment to the Plan reflects the Board of Directors’ determination that ensuring the continued availability of a sufficient number of shares available for grant under the Plan, including in the event that the Compensation Committee and/or the Board of Directors determines that grants in the form of equity rather than cash are in SIGA’s best interests, is important to SIGA’s ongoing efforts to attract, retain and incentivize key personnel.

In addition to the above-mentioned amendment, the Board of Directors has approved, and determined to recommend to shareholders, an amendment of certain sections of the 2010 Plan that could enhance tax efficiency for certain types of potential performance-based compensation. Specifically, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of compensation over $1 million in any year paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer). As described more fully below under “Performance Goals” and ““Summary of Federal Tax Consequences – $1 Million Limit,” there is an exemption from this rule for certain “performance-based compensation.” The amendment and restatement approved by the Board of Directors and proposed herein includes an amendment that would enable awards of restricted stock and RSUs under the 2010 Plan to qualify as performance-based compensation, so as to preserve the Company’s tax deduction relating to such awards. This proposed amendment reflects the Board of Directors’ belief that determinations of the mix of equity awards to be utilized as incentive compensation should not be constrained by the unavailability of such tax deduction.

The 2010 Plan, as it may be further amended if the resolution of the Board of Directors is approved by the stockholders, shall be referred to in this section of the Proxy as the “Plan.” The following description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is set forth in Annex A to this proxy statement.

General Description of the Plan

Awards. The Plan authorizes the grants of non-qualified stock options (“NQOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), RSUs, shares of restricted stock and shares of unrestricted stock (collectively, NQOs, ISOs, SARs, RSUs, restricted stock and unrestricted stock are referred to as “Awards”). Under the Plan, the Company may deliver authorized but unissued shares of Common Stock, treasury shares of Common Stock, and shares of Common Stock acquired by the Company for the purposes of the Plan.

Maximum Number of Shares. Provided that SIGA’s stockholders approve the amendment to the Plan, a maximum of 8,500,000 shares of Common Stock will be available for grants pursuant to Awards under the Plan, of which 4,612,532 shares currently remain available for grant.

The following shares of Common Stock shall again become available for Awards under the Plan: any shares subject to an Award under the Plan that remain unissued upon the cancellation or termination of the Award for any reason; any shares of restricted stock that are forfeited, provided that any dividends paid on such shares are also forfeited; any shares in respect of an Award that is settled for cash and any shares subject to an Award that are withheld or surrendered in order to pay the exercise price or to satisfy the tax withholding obligations related to the Award.

Individual Limits. No individual may receive Awards during any one calendar year that, in the aggregate, exceed 1,000,000 shares Common Stock.

Administration. The Plan is administered by the Compensation Committee, or such other committee or subcommittee as the Board of Directors appoints (the “Committee”). If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board of Directors may act as the Committee. The Committee or the Board of Directors may delegate to one or more officers of the Company the authority to designate the individuals (from among those eligible to receive Awards, other than such officer(s) themselves) who will receive Awards under the Plan, to the fullest extent permitted by applicable law. The Committee determines the key persons who will receive Awards, the type of Awards granted, and the number of shares subject to each Award. The Committee also determines the prices, expiration dates and other material features of Awards. The Committee has the authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it deems necessary or appropriate. All decisions and determinations of the Committee are final, binding and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

Eligibility. Officers, directors (including non-employee directors), and salaried employees of, and consultants to, the Company and its subsidiaries, as the Committee in its sole discretion shall select, are eligible to receive Awards under the Plan. As of April 19, 2017, the Company believes approximately 50 individuals are eligible to participate in the Plan. However, the granting of Awards is discretionary and it is not possible to determine how many individuals actually will receive Awards under the Plan.

Termination of Plan. With respect to the initial 2,000,000 shares authorized under the Plan, no Award may be granted under the Plan after May 13, 2020, the tenth anniversary of the adoption of the Plan and with respect to the additional 2,500,000 shares authorized by the 2012 amendment, no Awards may be granted under the Plan after May 23, 2022, the tenth anniversary of the adoption of such amendment. With respect to the additional 4,000,000 shares authorized by this amendment, no Awards may be granted under the Plan after May 23, 2027, the tenth anniversary of the adoption of this amendment if this Proposal No. 2 is approved by the Company’s stockholders.

Power to Amend. The Board of Directors may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. The Board of Directors will determine whether any amendment should be subject to the approval of the stockholders of the Company.

The Committee may, in its sole discretion, without amending the Plan, amend any Award in any manner, including to (i) accelerate the date on which an Award becomes exercisable or vested, (ii) waive any condition imposed with respect to an Award, or (iii) waive any forfeiture or expiration of an Award in connection with a termination of employment. However, the Committee may not reduce the exercise price of an outstanding option or stock appreciation right without shareholder approval. No amendment or modification to the Plan or any Award may impair the grantee’s rights under any previously granted and outstanding Award without the consent of the grantee.

Summary of Awards Available Under the Plan

Incentive Stock Options. Generally, ISOs are options that may provide certain federal income tax benefits to a grantee not available with NQOs. An ISO has the same Plan provisions as a NQO, except that:

●	In order to receive the tax benefits, a grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date.

●	The aggregate fair market value of shares of Common Stock (determined on the ISO grant date) with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (whether issued under the Plan or any other plan of the Company or its subsidiaries) may not exceed $100,000.

●	In the case of an ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price per share must be at least 110%of the fair market value of a share of Common Stock at the time the ISO is granted, and the ISO cannot be exercisable more than five years from the grant date.

●	An option cannot be treated as an ISO if it is exercised more than three months following the grantee’s termination of employment for any reason other than death or disability or more than one year after the grantee’s termination of employment for disability, unless the grantee died during such three-month or one-year period. ISOs are not transferable other than by will or by the laws of descent and distribution.

Non-Qualified Stock Options. The exercise price per share of each NQO granted under the Plan is determined by the Committee on the grant date and will not be less than the fair market value of a share of Common Stock on the grant date. Each NQO is exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The exercise price must be paid in cash or, subject to the approval of the Committee, in shares of Stock valued at their fair market value on the date of exercise or by such other method as the Committee may from time to time prescribe.

The Plan contains provisions applicable to the exercise of NQOs subsequent to a grantee’s termination of employment for “cause,” other than for cause, or due to “disability” (as each such term is defined in the Plan) or death. These provisions apply unless the Committee establishes alternative provisions with respect to an Award. In general, these provisions provide that NQOs that are not exercisable at the time of such termination shall expire upon the termination of employment and NQOs that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee’s termination other than for cause, the expiration of 90 days after such termination of employment and (ii) in the event of a grantee’s disability or death, the first anniversary of such termination. In the event the Company terminates the grantee’s employment for cause, all NQOs held by the grantee, whether or not then exercisable, terminate immediately as of the commencement of business on the termination of employment date.

Stock options generally are not transferable other than by will or the laws of descent and distribution, except that the Committee may permit transfers to the grantee’s family members or trusts for the benefit of family members.

Stock Appreciation Rights. SARs may be granted by the Committee subject to vesting and forfeiture provisions as the Committee shall determine in its sole discretion. Similar to stock options, the exercise price per share of each right is determined by the Committee on the grant date and will not be less than the fair market value of a share of Common Stock on the grant date. Each right is exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The grantee of a SAR shall have the right, subject to the terms of the Plan and the applicable award certificate, to receive from the Company an amount equal to (i) the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the SAR exercise price, which shall be an amount, not less than the fair market value of a share of Common Stock on the date of grant, determined by the Committee and set forth in the award certificate (or over the option exercise price if the SAR is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the SAR is exercised. Upon the exercise of a SAR granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the SAR is exercised. Payment upon exercise of a SAR shall be in cash or in shares of Common Stock (valued at their fair market value on the date of exercise of the SAR) or both, all as the Committee shall determine in its sole discretion.

Restricted Stock Units. An RSU entitles the grantee to receive a share of Common Stock, or in the sole discretion of the Committee, the value of a share of Common Stock, on the date that the RSU vests. Vesting of RSUs may be based on continued employment with the Company and/or upon the achievement of specific performance goals. The Committee may, at the time that RSUs are granted, impose additional conditions for vesting. Unless the Committee determines otherwise, unvested RSUs are automatically and immediately forfeited upon a grantee’s termination of employment for any reason. The grantee of a RSU will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

Restricted Stock. Restricted stock is the grant of shares of Common Stock that are not transferable and are subject to forfeiture until vesting. Vesting of the shares may be based on continued employment with the Company and/or upon the achievement of specific performance goals, as the Committee determines on the grant date. The Committee, at the time that shares of restricted stock are granted, may impose additional conditions to the vesting of the shares. Unless the Committee determines otherwise, unvested shares of restricted stock are forfeited upon a grantee’s termination of employment for any reason.

Unrestricted Stock. Shares of Common Stock may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines; provided that any such awards to officers or directors shall involve a number of shares determined by the Committee as being reasonable and shall be identified as being granted in lieu of salary or cash bonus.

Performance Goals

The Plan provides that granting or vesting of RSUs, shares of restricted stock and shares of unrestricted stock may be conditioned on the achievement of specified performance goals.  These goals must be established by the Committee within 90 days of the beginning of the year (or other period to which the performance goals relate) or, if shorter, within the first 25% of the performance period. The Committee in its sole discretion shall determine the length of each performance period. As discussed below under “Summary of Federal Tax Consequences – $1 Million Limit,” performance-based awards can have significant tax benefits for the Company.

The performance goals may be based on one or more of cash balance; stock price or shareholder return; shareholders’ equity, or a related derivation; proceeds or revenues from a government contract; annual or cumulative operating income, or a related derivation; new government contracts; completion of a material transaction; key regulatory milestones; key commercial or operational milestones; and key performance milestones within a government contract. Each such performance goal may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute and/or relative basis, (4) employ comparisons with past performance of the Company (including one or more divisions) and/or (5) employ comparisons with the current or past performance of other companies.

To the extent applicable, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, provided, however, unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) and the regulations thereunder, that such determination shall be without regard to any items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company; the disposal of a business or discontinued operations; the operations of any business acquired by Company during the fiscal year; and changes in accounting principles or to changes in applicable law or regulations.

Certain Corporate Changes

The Plan provides that in the event of a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events, there will be an adjustment in the number of shares of Common Stock available to be delivered under the Plan, the number of shares subject to Awards, and the exercise prices of certain Awards. The Plan also provides for the adjustment or termination of Awards upon the occurrence of certain corporate events.

Tax Withholding

The Plan provides that a grantee may be required by the Committee to meet certain tax withholding requirements by remitting to the Company cash or, if the Committee approves, through the withholding of shares otherwise payable to the grantee.

New Plan Benefits

Awards under the Plan are wholly discretionary; consequently, amounts payable under the Plan are not determinable at this time (other than with respect to Awards already granted). No Awards have been made with respect to the 4,000,000 shares added to the Plan pursuant to the amendment and restatement currently subject to stockholder approval.

Summary of Federal Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to Awards under the Plan based on current federal income tax rules.

Incentive Stock Option. The grant of an incentive stock option will not result in taxable income to the grantee. The exercise of an incentive stock option will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Code). The excess of the fair market value of the Common Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

If the grantee does not sell or otherwise dispose of the Common Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Common Stock to the grantee, then, upon disposition of such Common Stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

Non-Qualified Option. The grant of an NQO will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Common Stock equal to the fair market value of the shares at the time of exercise.

Stock Appreciation Rights. The grant of SAR will not result in taxable income to the grantee. The grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Common Stock equal to the fair market value of the shares at the time of exercise.

Restricted Stock Units. The grant of an RSU will not result in taxable income to the grantee at the time of grant and the Company will not be entitled to a corresponding deduction. Upon the vesting of the RSU, the grantee will have ordinary income equal to the amount of cash received and the then fair market value of the shares received and the Company will then be entitled to a corresponding deduction for such income. Gains and losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, and the basis of such shares will be equal to the fair market value of such shares at the time of vesting.

Restricted Stock. The grant of restricted stock will not result in taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares of restricted stock, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date, and the Company will be entitled to a corresponding deduction.

Unrestricted Stock. The grant of unrestricted stock will result in taxable income for the recipient at the time of grant in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

$1 Million Limit. Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its three most highly compensated executive officers other than the chief executive officer and chief financial officer. Stock options and SARs generally are exempt from this limitation. Other Awards may be exempt from the $1 million limit if the granting or vesting of the Award is conditioned on the achievement of specified, objective performance goals, described above under “Performance Goals.” In addition, to the extent that the Company’s federal income tax deduction with respect to an Award would be disallowed pursuant to Section 162(m), the Committee may delay the exercise or payment in respect of such Award until a date that is within 30 days after the date that the federal income tax deduction is no longer disallowed by Section 162(m).

Change in Control. Any acceleration of the vesting or payment of Awards under the Plan caused by an event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the grantee to a 20% excise tax and preclude deduction by the Company.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A grantee may also be subject to state and local taxes in connection with the grant of Awards under the Plan.

The Board of Directors recommends that the stockholders vote “FOR” approval of an amendment and restatement of the 2010 Stock Incentive Plan to increase the maximum number of shares of common stock available for issuance and to promote tax efficiency for certain types of performance-based compensation (Item 2 of the enclosed proxy card)

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter for our stockholders. The core of SIGA’s executive compensation philosophy and practice continues to be pay for performance. SIGA’s executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. SIGA’s executive officers are compensated in a manner consistent with SIGA’s strategy, competitive practice, sound governance principles, and stockholder interests and concerns. The Compensation Committee believes that SIGA’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement for additional detail on SIGA’s executive compensation, including our compensation philosophy and objectives and the 2016 compensation of the Named Executive Officers.

In accordance with the Dodd Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), stockholders are being asked to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussions and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2017 Proxy Statement.

As an advisory vote, this proposal is non-binding. Nevertheless, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The Board of Directors recommends that the stockholders vote “FOR” approval, on a non-binding advisory basis, of the compensation of Named Executive Officers as disclosed in this proxy statement (Item 3 of the enclosed proxy card).

PROPOSAL 4: VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

As discussed in the proposal for an ADVISORY VOTE ON EXECUTIVE COMPENSATION (above), executive compensation is an important matter for our stockholders. Consequently and in accordance with Dodd-Frank, we are asking stockholders to vote on the frequency of SIGA’s solicitation of a non-binding stockholder vote on executive compensation (commonly known as the “say-on-pay” vote). Stockholders may select from the following four options: (i) one year (ii) two years (iii) three years or (iv) abstain from voting.

The Board of Directors believes a frequency of once every three years is the optimal frequency for the say-on-pay vote for a number of reasons including:

●	Our compensation programs do not encourage significant risk taking that might create adverse consequences for the Company;

●	A longer frequency is consistent with long-term compensation objectives; and

●	Our compensation programs are designed to reward and incent long-term performance and a triennial vote allows for changes to the Company’s compensation programs to be functioning for an ample period to evaluate whether the changes were effective.

Although this advisory vote on the frequency of the say-on-pay is not binding on the Company’s Board of Directors or Compensation Committee, the Board of Directors and the Compensation Committee will consider the result of this vote when determining the frequency of future say-on-pay votes.

The Board of Direcors recommends that the stockholders vote “FOR” a vote every “THREE YEARS” (Item 4 of the enclosed proxy card).

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm PricewaterhouseCoopers LLP as SIGA’s independent registered public accounting firm to audit the financial statements of SIGA for the fiscal year ending December 31, 2017, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited SIGA’s financial statements since January 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such change would be in the best interests of SIGA and its stockholders.

The Board of Directors recommends that the stockholders vote “FOR” the ratification of PricewaterhouseCoopers, LLP as SIGA’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Item 5 of the enclosed proxy card).

STOCKHOLDER PROPOSALS

Stockholder proposals submitted for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders must be received at our principal executive offices, 660 Madison Avenue, Suite 1700, New York, New York 10065, Attention: Secretary, not later than December 20, 2017, if the proposal is submitted pursuant to Rule 14a-8 under the Exchange Act, or not earlier than December 19, 2017 and not later than January 18, 2018 if the proposal is submitted pursuant to SIGA’s Bylaws. In order to avoid controversy, stockholders should submit proposals by means, including electronic, that permit them to prove the date of delivery. Such proposals must comply with SIGA’s Bylaws and the requirements of Regulation 14A under the Exchange Act.

If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by March 5, 2018. If not received by such date, such notice will be considered untimely under Rule 14a-4(c) (1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting. We will not be required to include any such proposal in our proxy materials.

The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting. If the date of next year’s Annual Meeting is more than 30 days earlier or later than the anniversary of this year’s meeting, SIGA will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our Annual Report on Form 10-K, one of our Quarterly Reports on Form 10-Q, a Current Report on Form 8-K or by any other means reasonably calculated to inform stockholders.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires SIGA’s officers and directors, and persons who own more than ten percent of a registered class of SIGA’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish SIGA with copies of all Section 16(a) reports that they file.

Based solely upon review of the copies of such reports furnished to SIGA and written representations from certain of SIGA’s executive officers and directors that no other such reports were required, SIGA believes that during the fiscal year ended December 31, 2016, other than with respect to a single Form 3 that was filed after the applicable deadline which stated that Robin Abrams, General Counsel and Chief Administrative Officer, beneficially owned no securities of SIGA, no director, and no executive officer failed to file on a timely basis a report relating to a transaction as required by Section 16(a) of the Exchange Act.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K TO STOCKHOLDERS

SIGA’s Annual Report to Stockholders for the year ended December 31, 2016 accompanies this proxy statement. SIGA will provide to any stockholder, upon written request and without charge, a copy of its most recent Annual Report on Form 10-K, including the financial statements, as filed with the SEC. All requests for such reports should be directed to the Chief Financial Officer, 660 Madison Avenue, Suite 1700, New York, New York 10065, telephone number (212) 672-9100.

OTHER MATTERS

At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify us by sending a written request to SIGA Technologies, Inc., 660 Madison Avenue, Suite 1700, New York, New York 10065 or by calling us at (212) 672-9100. You may also notify us to request delivery of a single copy of our annual report or proxy statement if you currently share an address with another stockholder and are receiving multiple copies of our annual report or proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel J. Luckshire
Secretary

Dated: April 19, 2017

ANNUAL MEETING OF STOCKHOLDERS OF

SIGA TECHNOLOGIES, INC.

May 23, 2017

Directions to offices of Kramer Levin Naftalis & Frankel LLP

By Air
There are three major airports in the metropolitan area: LaGuardia Airport (which is closest, in the NYC Borough of Queens County), John F. Kennedy International Airport (also in the NYC Borough of Queens County) and Newark International Airport (in Newark, NJ). From each of these airports, you can take a taxi to and from the office.

From Penn Station (Hub for Long Island Railroad, Amtrak and some NJ Transit Trains)
Walk north on 7th Avenue to 45th Street and make a right onto 45th Street. Walk one avenue east to Avenue of the Americas (6th Avenue). 1177 Avenue of the Americas is on the near left corner of 45th.

From Port Authority (Hub for NJ Transit Buses and Some Out of Town Buses such as Greyhound)
Walk north on 8th Avenue to 45th Street and make a right onto 45th Street. Walk three avenues east to Avenue of the Americas. 1177 Avenue of the Americas is on the near left corner of 45th.

From Grand Central Station (Hub for MetroNorth - Connecticut and Westchester)
Walk west two and a half avenues up 42nd Street to Avenue of the Americas. Make a right on 42nd Street and Avenue of the Americas. Walk three blocks north on Avenue of the Americas to #1177.

Nearest Subway Stations
The B, D, F and M trains all go to 47th and 50th Streets/Rockefeller Center. The A, C, E, 7, 1, 2, 3, N, R and Q trains all go to 42nd Street/Times Square (Broadway and 7th Avenues). The 4, 5, 6 and 7 trains all go to Grand Central Terminal (42nd-45th Streets between Lexington and Madison Avenues).

Parking
The two nearest parking garages are the garage on 46th Street, between 7th Avenue and Avenue of the Americas, right before the Muse Hotel, and the Grace Building Garage on 43rd Street and Avenue of the Americas.

The office is located between 45th and 46th Streets. Reception is on the 29th Floor.

ANNEX A

SIGA TECHNOLOGIES, INC.

2010 STOCK INCENTIVE PLAN

(as amended and restated, effective April __, 2017)

Article I
General

1.1          Purpose

The purpose of the SIGA Technologies, Inc. 2010 Stock Incentive Plan (the “Plan”) is to establish a flexible vehicle through which SIGA Technologies, Inc., a Delaware corporation (the “Company”), may offer equity-based compensation incentives to eligible personnel of the Company and its subsidiaries in order to attract, motivate, reward and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

1.2          Administration

(a)          Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)          Committee’s Authority. The Committee shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any award certificates issued under the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in applicable law.

(c)          Committee Action; Delegation. Actions of the Committee shall be taken by the vote of a majority of its members. Except as otherwise required by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, the Committee (or the Board acting instead of the Committee), may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive rights or options under the Plan and the size of each such grant, to the fullest extent permitted by applicable law.

(d)          The determination of the Committee on all matters relating to the Plan or any award under the Plan shall be final, binding and conclusive.

(e)          Limit on Committee Members’ Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.3          Persons Eligible for Awards

The persons eligible to receive awards under the Plan are those officers, directors (whether or not they are employed by the Company), and salaried employees of, and consultants to, the Company and any direct or indirect subsidiaries (collectively, “key persons”) as the Committee in its absolute discretion shall select.

1.4          Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted stock, (e) restricted stock units and (f) unrestricted stock, all as more fully set forth in Article II. The term “award” means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company or one of its subsidiary corporations on the date of grant.

1.5          Shares Available for Awards; Adjustments to Awards

(a)           Aggregate Number Available; Certificate Legends. The Plan, as originally adopted, authorized the issuance of up to 2,000,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), which was increased by 2,500,000 shares to an aggregate of 4,500,000 shares as of April 25, 2012, and was additionally increased by 4,000,000 shares to an aggregate of 8,500,000 shares, effective as of April __, 2017, subject to shareholder approval. The number of shares authorized for issuance under the Plan is subject to adjustment as provided under Section 1.5(d)(i) below.

(b)           Individual Limits. Except as provided in this Section 1.5(b), no provision of this Plan shall be deemed to limit the number or value of shares otherwise available for awards under the Plan with respect to which the Committee may make awards to any one eligible person. Subject to adjustment as provided in Section 1.5(d)(i) hereof, the total number of shares of Common Stock with respect to which awards may be granted to any one employee of the Company or a subsidiary during any one calendar year shall not exceed 1,000,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year shall count against this limit even after their cancellation.

(c)           Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: (i) any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever, (ii) any shares subject to awards that are settled in cash, (iii) any shares subject to an award that are withheld or surrendered in order to pay the exercise or purchase price under an award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an award and (iv) any shares of restricted stock forfeited pursuant to the terms of the Plan or the award, provided that any dividends paid on such shares are also forfeited. With respect to stock appreciation rights, only the shares that actually are issued in settlement of a stock appreciation right shall be counted against the limits of Sections 1.5(a) and (b).

(d)           Adjustments to Available Shares and Existing Awards Upon Changes in Common Stock or Certain Other Events. Upon certain changes in Common Stock or other corporate events, the number of shares of Common Stock available for issuance with respect to awards that may be granted under the Plan, and that are the subject of existing awards, shall be adjusted or shall be adjustable, as follows:

(i)          Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Section 1.5(a) above and the annual individual limit under Section 1.5(b) above, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the maximum number and class of shares of Common Stock with respect to which the Committee may grant awards under Section 1.5(a) above and the annual individual limit under Section 1.5(b) above, in each case as the Committee may deem appropriate.

(ii)           Outstanding Restricted Stock and Restricted Stock Units. Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock, which has not yet vested, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company. The Committee shall adjust outstanding grants of shares of restricted stock units to reflect any corporate event as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

(iii)          Outstanding Options and Stock Appreciation Rights – Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and stock appreciation right and the exercise price-per-share of Common Stock of each such option and stock appreciation right, to the extent necessary to prevent the enlargement or dilution of rights with respect to such options and stock appreciation rights.

(iv)          Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right and restricted stock unit outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right and restricted stock unit would have received in such merger or consolidation.

(v)           Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Certain Other Transactions. In the event of (1) a dissolution or liquidation of the Company, (2) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (3) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, either:

(A)          cancel, effective immediately prior to such event, each option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee (1) to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right and (2) to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event;

(B)           (1) cause all options and stock appreciation rights, whether or not otherwise exercisable, to be fully exercisable on a date at least 10 days prior to the completion of such event, and to expire as of the completion of such event and (2) cancel, effective immediately prior to the completion of such event, each restricted stock unit outstanding immediately prior to such event (whether or not then vested), and, in full consideration of such cancellation, pay to the grantee to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or

(C)           if the acquiring or successor entity is publicly traded on a major securities exchange, provide for the exchange of each option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable) for an option, stock appreciation right or restricted stock unit with respect to, as appropriate, the number of shares of stock in such acquiring or successor entity which a holder of the number of shares of Common Stock subject to such award would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right or the number of shares or amount of property subject to the option, stock appreciation right or restricted stock unit or, if appropriate, provide for a cash payment to the grantee to whom such option, stock appreciation right or restricted stock unit was granted in partial consideration for the exchange of the option, stock appreciation right or restricted stock unit.

(vi)          Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Section 1.5(d)(iii), (iv) or (v) above, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to options, stock appreciation rights and restricted stock units outstanding on the date on which such change occurs and in the per-share exercise price of each such option or stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option, stock appreciation right and restricted stock unit was granted an amount in cash, (1) for each share of Common Stock subject to such option or stock appreciation right, equal to the excess of (x) the Fair Market Value of Common Stock on the date of such cancellation over (y) the exercise price of such award and (2) for each share of Common Stock subject to such restricted stock unit, equal to the Fair Market Value of a share of Common Stock on the date of such cancellation.

(vii)         No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

1.6          Definitions of Certain Terms

(a)           The term “Cause” shall have the meaning set forth in any employment agreement between the Participant and the Company in effect as of the date the event giving rise to cause occurred. In the absence of such an employment agreement provision, “Cause” shall mean: (i) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) conduct of the Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (iii) material violation of the Company’s policies, including, without limitation, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (iv) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties; or (v) any material violation by the Participant of the terms of any agreement between the Participant and the Company, including, without limitation, any employment or non-competition agreement. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant’s employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant’s termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. A Participant’s termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

(b)           The term “employment” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company or any Company subsidiary and each Board member’s service as a Board member.

(c)           The “Fair Market Value” of a share of Common Stock on any day shall be the last sale price on such date on the Nasdaq Stock Market, or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date, and if there is no such quotation, the Fair Market Value shall be determined in good faith by the Committee in a manner consistently applied.

(d)           The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable award certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option”.

(e)           In relation to the Company, the term “subsidiary corporation” shall be defined in accordance with Sections 424(f) of the Code.

(f)            A grantee shall be deemed to have “terminated employment” on (i) the date the grantee ceases to be employed by, or to provide consulting services for, the Company or any Company subsidiary, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which Section 424(a) of the Code applies; or (ii) the date the grantee ceases to be a Board member, provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee or consultant and a Board member, or (y) who ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company or any Company subsidiary, the grantee shall be deemed to have a “termination of employment” upon the later of the dates determined pursuant to clauses (i) and (ii) of this Section 1.6(f). For purposes of clause (i) of this Section 1.6(f), a grantee who continues his or her employment or consulting relationship with a Company subsidiary subsequent to its sale by the Company shall have a termination of employment upon the date of such sale. The Committee may in its absolute discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.

Article II
Awards Under the Plan

2.1          Certificates Evidencing Awards

Each award granted under the Plan shall be evidenced by a written certificate (“award certificate”) which shall contain such provisions as the Committee may in its absolute discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable award certificate.

2.2          Terms of Stock Options and Stock Appreciation Rights

(a)           Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its absolute discretion, subject to the provisions of the Plan.

(b)           Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the grantee and that it shall not be otherwise exercisable. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with an option may be granted at or after the time of grant of such option.

(c)           Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable award certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the stock appreciation right exercise price, which shall be an amount, not be less than the Fair Market Value of a share of Common Stock on the date of grant, determined by the Committee and set forth in the award certificate (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Administrator shall determine in its sole discretion. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

(d)           Option Exercise Price. Each award certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its absolute discretion; provided, however, that the option exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

(e)           Exercise Period. The exercise of an option or stock appreciation right shall be subject to the following:

(i)            Ten-Year Limit. No stock option or stock appreciation right shall be exercisable more than 10 years after the date of grant.

(ii)           Vesting. The Committee shall determine and set forth in the applicable award certificate the date or dates on which such option or stock appreciation right shall become vested, which may be based on continued employment and/or the achievement of specified performance goals.

(iii)          Beginning of Exercise Period. An option or stock appreciation right will be exercisable when it vests, and may be exercised in whole or in part.

(iv)          End of Exercise Period. Unless the applicable award certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (A) the tenth anniversary of the date of grant of the award or (B) the expiration, cancellation or termination of the award.

(v)           Termination of Employment – Generally. Except as otherwise provided below in this Section 2.2(c), or in the applicable award certificate, upon a Participant’s termination of employment, the following shall apply:

(A)          Generally. If a Participant’s employment terminates for any reason other than death, disability or cause, then: (x) all options and stock appreciation rights not yet exercisable as of the date of such termination shall expire on the date of such termination and (y) all options and stock appreciation rights that are exercisable as of the date of such termination shall remain exercisable for the 90-day period following such termination of employment.

(B)           Death or Disability. If a Participant’s employment terminates due to the Participant’s death or disability, then: (x) all options and stock appreciation rights not yet exercisable as of the date of such termination shall expire on the date of such termination and (y) all options and stock appreciation rights that are exercisable as of the date of such termination shall remain exercisable until the first anniversary of the Participant’s termination of employment.

(C)           Cause. If a Participant’s employment is terminated for cause, all options and stock appreciation rights not theretofore exercised shall terminate upon the commencement of business on the date of the Participant’s termination of employment.

(D)          Restrictions on Exercise Following Death. Any exercise of an option or stock appreciation right following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such option or stock appreciation right, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any option or stock appreciation right pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable award certificate which would have applied to the grantee.

(vi)          Special Rules for Incentive Stock Options. No option that remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death (including death within three months after the termination of employment or within one year after a termination due to disability) or disability, or for more than one year following a grantee’s termination of employment as the result of disability, may be treated as an incentive stock option.

(f)            Incentive Stock Options: $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under ~~section~~ Section 422 of the Code, such options shall be treated as non-qualified stock options.

(g)           Incentive Stock Options: 10% Owners. Notwithstanding the foregoing provisions of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer or of its parent or subsidiary (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.3          Exercise of Options and Stock Appreciation Rights

Subject to the other provisions of this Article II, each option and stock appreciation right granted under the Plan shall be exercisable as follows:

(a)           Notice of Exercise. An option shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Committee shall in its absolute discretion prescribe.

(b)           Payment of Option Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Committee, by delivery of shares of Common Stock owned by the grantee (whether acquired by option exercise or otherwise, provided that if such shares were acquired pursuant to the exercise of a stock option, they were acquired at least six months prior to the option exercise date or such other period as the Committee may from time to time determine) having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; (iii) by means of a brokered cashless exercise; or (iv) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.

(c)           Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right, the Company or its exchange agent shall deliver to the grantee or to such other person as may then have the right to exercise the award, certificate or certificates for the shares of Common Stock for which the award has been exercised or shall establish an account evidencing ownership of such shares in uncertificated form. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company, or its exchange agent, as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.

(d)           No Shareholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares or the establishment of such account. Except as otherwise provided in Section 1.5(d) above, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or such account is established.

2.4          Compensation in Lieu of Exercise of an Option

Upon written application of the grantee of an option, the Committee in its absolute discretion may determine to substitute, for the exercise of such option, compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application. Such compensation shall be in shares of Common Stock, and the payment thereof may be subject to conditions, all as the Committee shall determine in its absolute discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

2.5          Transferability of Options and Stock Appreciation Rights

Except as otherwise provided in an applicable award certificate evidencing an option or stock appreciation right, during the lifetime of a grantee, each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. Any attempt to transfer any option or stock appreciation right other than as permitted herein shall be void and immediately cancelled, and no such option or stock appreciation right shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any person who shall be entitled to such option or stock appreciation right, nor shall any option or stock appreciation right be subject to attachment or legal process for or against such person. The Committee may, in any applicable award certificate evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of Section 422 of the Code applicable to incentive stock options) or stock appreciation right, permit a grantee to transfer all or some of the options or stock appreciation rights to (A) the grantee’s spouse, children or grandchildren (“immediate family members”), (B) a trust or trusts for the exclusive benefit of such immediate family members, or (C) other parties approved by the Committee in its absolute discretion. Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, and the transferee shall be subject to all obligations under the Plan as if such person were the grantee.

2.6          Grant of Restricted Stock

(a)           Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such key persons, in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its absolute discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of an award certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent in an amount at least equal to the par value of the shares as required by the Committee and in accordance with the applicable Delaware law.

(b)           Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s) or establishment of such account, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in Sections 2.6(d) and 2.6(e) below; (ii) in the Committee’s absolute discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable award certificate.

(c)           Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable award certificate. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability and that any such account include electronic coding indicating such restrictions.

(d)           Nontransferability. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the Plan or the applicable award certificate. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the nontransferability of the restricted stock shall lapse.

(e)           Forfeiture Upon Termination of Employment. Except as may otherwise be provided by the Committee in a award certificate or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment. Unless the Committee determines otherwise, all dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the grantee’s repayment of dividends received directly, or otherwise.

2.7          Grant of Unrestricted Stock

The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts as the Committee shall determine in its absolute discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

2.8          Grant of Restricted Stock Units

(a)       Restricted Stock Unit Grants. The Committee may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan. A grantee of a restricted stock unit shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine. A grant of a restricted stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Committee, the value of a share, on a date specified in the award certificate. If no date is specified, the grantee shall receive such share or value on the date that the restricted stock unit vests.

(b)       Vesting/Nontransferability. The Committee shall specify at the time of grant the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the restricted stock units shall vest. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the applicable award certificate.

(c)       Consequence of Termination of Employment. Except as may otherwise be provided by the Committee in a award certificate or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all restricted stock units that have not yet vested prior to, and do not vest on account of, such termination of employment.

(d)       Shareholder Rights. The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

2.9          Right of Recapture

(a)       If at any time after the date on which a grantee has been granted or become vested in an award pursuant to the achievement of performance goals, the Committee determines that the earlier determination as to the achievement of the performance goals was based on incorrect data and that in fact the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any award or portion of an award granted based on such incorrect determination shall be forfeited, (ii) any award or portion of an award that became vested based on such incorrect determination shall be deemed to be not vested, and (iii) any amounts paid to the grantee based on such incorrect determination shall be paid by the grantee to the Company upon notice from the Company.

(b)       All awards under the Plan shall be subject to any clawback policies adopted by the Company.

Article III
Miscellaneous

3.1          Amendment of the Plan; Modification of Awards

(a)       Amendment of the Plan. The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award or that in the absolute discretion of the Board is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any grantee. The Board shall determine, in its absolute discretion, whether to submit any amendment of the Plan to stockholders for approval; in making such determination it is expected that the Board will take into account the prerequisites for favorable tax treatment to the Company and grantees of awards made under the Plan, and such other considerations as the Board deems relevant.

(b)       Modification of Awards. The Committee may cancel any award under the Plan. The Committee also may amend any outstanding award certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or vested or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the award certificate; or (iii) waive or amend any applicable provision of the Plan or award certificate with respect to the termination of the award upon termination of employment, provided however, that no such amendment may lower the exercise price of an outstanding option or stock appreciation right. However, any such cancellation or amendment (other than an amendment pursuant to Section 1.5(d)) above that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2          Consent Requirement

(a)       No Plan Action without Required Consent. If the Committee shall at any time determine that any Consent (as defined in Section 3.2(b) below) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or exercise of other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan action”), then such Plan action shall not be taken or permitted, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)       Consent Defined. The term “Consent” as used herein with respect to any Plan action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan action by any governmental or other regulatory bodies.

(c)       Representations, Legend. The Committee may require as a condition to the receipt of shares of Common Stock pursuant to an award under the Plan that the grantee or any other person receiving shares pursuant to the award represent that such person is not acquiring the shares with a view to distribution thereof and to make such other securities law related representations as the Committee shall request. In addition to any legend required by the Plan, any certificate representing Common Stock acquired in respect of an award may bear such legends as the Company deems advisable to assure compliance with all applicable laws and regulations.

3.3          Nonassignability

(a)       General. Except as expressly provided herein or by the terms of an award certificate: (a) no award or right granted to any person under the Plan or under any award certificate shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any award certificate shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

(b)       Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its affiliates and their employees, agents and representatives with respect thereto.

3.4          Requirement of Notification of Election Under Section 83(b) of the Code

If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

3.5          Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

Each grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6          Withholding Taxes

(a)       With Respect to Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

(b)       With Respect to Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. In lieu of such a cash remittance by the Participant, the Committee may elect to withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.7          Section 162(m)

(a)           Qualified Performance-Based Compensation. The Committee may cause awards granted to individuals that it anticipates might be “162(m) covered employees” (as defined below), or to any other grantee, to be “qualified performance-based compensation” within the meaning of Code Section 162(m), by subjecting the granting and/or vesting of the award to the attainment of one or more pre-established objective performance goals during a performance period, as set forth below.

(i)       Covered Employees. A “162(m) covered employee” is a “covered employee” within the meaning of Section 162(m)(3) of the Code. Currently, that includes any individual who, as of the last day of the Company’s taxable year for which the compensation related to an award would be deductible (without regard to Section 162(m)), is (A) the chief executive officer of the Company (or is acting in such capacity) or (B) one of the three highest compensated officers of the Company other than the chief executive officer and the chief financial officer. Whether an individual is a 162(m) covered employee shall be determined in accordance with applicable regulations under Section 162(m) of the Code.

(ii)       Performance Goals. Prior to the ninety-first (91st) day of the applicable performance period or during such other period as may be permitted under Section 162(m) of the Code, the Committee shall establish one or more objective performance goals with respect to such performance period. Such performance goals may be based on one or more of cash balance; stock price or shareholder return; shareholders’ equity, or a related derivation; proceeds or revenues from a government contract; annual or cumulative operating income, or a related derivation; new government contracts; completion of a material transaction; key regulatory milestones; key commercial or operational milestones; and key performance milestones within a government contract. Each such performance goal may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute and/or relative basis, (4) employ comparisons with past performance of the Company (including one or more divisions) and/or (5) employ comparisons with the current or past performance of other companies.

To the extent applicable, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, provided, however, unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) and the regulations thereunder, that such determination shall be without regard to any items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company; the disposal of a business or discontinued operations; the operations of any business acquired by Company during the fiscal year; and changes in accounting principles or to changes in applicable law or regulations.

(iii)       Performance Period. The Committee in its sole discretion shall determine the length of each performance period.

(b)           Nonqualified Deferred Compensation. Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of Section 162(m) of the Code, the Committee may take the following actions:

(i)       With respect to options or stock appreciation rights, the Committee may delay the exercise or payment, as the case may be, in respect of such options or stock appreciation rights until a date that is within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under Section 162(m) of the Code. In the event that a grantee exercises an option or stock appreciation right at a time when the grantee is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any such book account shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

(ii)       With respect to restricted stock, restricted stock units or unrestricted stock, the Committee may require the grantee to surrender to the Committee any award certificates with respect to such awards, in order to cancel the awards of such restricted stock, restricted stock units and/or unrestricted. In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the grantee within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under Section 162(m) of the Code. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any such book account shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

3.8          Employment Provisions

(a)           Right of Discharge Reserved. Nothing in the Plan or in any award certificate shall confer upon any grantee the right to continue employment with the Company or any affiliated entity or affect any right which the Company or any affiliated entity may have to terminate such employment.

(b)           Confidentiality. The acceptance of an award by a grantee shall be deemed to be a covenant by the grantee that he or she will not disclose to anyone outside the Company or its affiliates, or use in any manner other than in the furtherance of the Company’s or its affiliate’s business, without written authorization from the Company, any confidential information or proprietary information relating to the business of the Company or its affiliates that is acquired by a grantee prior to the grantee’s termination of employment.

3.9          Nature of Payments

(a)            Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

(b)           Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

3.10       Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective award certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(f) above.

3.11       Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

3.12       Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.13       Headings

Any Article, Section or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.14       Effective Date and Term of Plan

(a)       Adoption; Shareholder Approval. The Plan was adopted by the Board on May 13, 2010 and approved by the Company’s shareholders on May 13, 2010. The Plan was amended and restated by the Board on February 2, 2012. The Plan subsequently was amended by the Board on April 25, 2012 and approved by the Company’s shareholders on May 23, 2012, to increase the number of shares that may be issued pursuant to grants under the Plan. The Plan was again amended and restated by the Board on April __, 2017, subject to shareholder approval. All awards under the Plan with respect to shares added to the Plan pursuant to the April 2017 amendment and restatement, prior to such shareholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the amendment to the Plan, the amendment and restatement of the Plan and all awards thereunder shall terminate on that date.

(b)           Termination of Plan. Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of any award pursuant to which shares of Common Stock will be granted shall terminate (i) with respect to the initial 2,000,000 shares authorized for issuance under the Plan, on May 13, 2020, the tenth anniversary of the date of the Plan’s adoption by the Board ~~and~~ (ii) with respect to the additional 2,500,000 shares authorized under the Plan in 2012, on April 25, 2022, and (iii) with respect to the additional 4,000,000 shares authorized under the Plan in 2017, on the tenth anniversary of the date of the Board’s adoption of the amendment ~~to~~ and restatement of the Plan authorizing the issuance of such shares. All awards made under the Plan prior to the termination of the Plan shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable award certificates.

3.15       Restriction on Issuance of Stock Pursuant to Awards

The Company shall not permit any shares of Common Stock to be issued pursuant to awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of applicable law.

3.16       Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

SIGA TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2017

The undersigned hereby appoints each of Phillip L. Gomez and Daniel J. Luckshire as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of SIGA Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SIGA Technologies, Inc. to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th floor, New York, New York 10036, on Tuesday, May 23, 2017, at 10:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1, “FOR” ON PROPOSALS 2,3 AND 5, AND “3 YEARS” ON PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1.	Election of directors:

	☐	FOR ALL NOMINEES

	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

	☐	FOR ALL EXCEPT (See instructions below)

	NOMINEES:	○	Eric A. Rose, M.D.	○	Jeffrey B. Kindler

		○	James J. Antal	○	Joseph W. Marshall, III

		○	Michael J. Bayer	○	Michael C. Plansky

		○	Thomas E. Constance	○	Paul G. Savas

		○	Phillip L. Gomez, Ph.D.

-INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.

To approve an amendment and restatement of the SIGA Technologies, Inc. 2010 Stock Incentive Plan (as amended) to increase the maximum number of shares of Common Stock available for issuance from 4,500,000 shares to 8,500,000 shares and to promote tax efficiency for certain types of performance-based compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Advisory vote on executive compensation

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Advisory vote on the frequency of future advisory votes on executive compensation.

	☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

5.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA Technologies, Inc. for the fiscal year ending December 31, 2017.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING AND ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:
Date:

Signature of Stockholder:
Date:

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHERE SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY-IN-FACT, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON.

ANNUAL MEETING OF STOCKHOLDERS OF

SIGA TECHNOLOGIES, INC.

May 23, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card for record holders are available at www.siga.com.
A link to this information will be available on SIGA’s Investor Relations Page.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

20930030403000000000 3	052317

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1,
“FOR” ON PROPOSALS 2, 3 AND 5, AND “3 YEARS” ON PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of directors:

☐		NOMINEES:
	FOR ALL NOMINEES	Eric A. Rose, M.D.
James J. Antal
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Michael J. Bayer
Thomas E. Constance
Phillip L. Gomez, Ph.D.
☐	FOR ALL EXCEPT (See instructions below)	Jeffrey B. Kindler
Joseph W. Marshall, III
Michael C. Plansky
Paul G. Savas

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

			FOR	AGAINST	ABSTAIN
2.

To approve an amendment and restatement of the SIGA Technologies, Inc. 2010 Stock Incentive Plan (as amended) to increase the maximum number of shares of Common Stock available for issuance from 4,500,000 shares to 8,500,000 shares and to promote tax efficiency for certain types of performance-based compensation.

			☐	☐	☐

			FOR	AGAINST	ABSTAIN
3.	Advisory vote on executive compensation.		☐	☐	☐

		1 year	2 years	3 years	ABSTAIN
4.	Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

			FOR	AGAINST	ABSTAIN
5.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA Technologies, Inc. for the fiscal year ending December 31, 2017.		☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING AND ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SIGA TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2017

The undersigned hereby appoints each of Phillip L. Gomez and Daniel J. Luckshire as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of SIGA Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SIGA Technologies, Inc. to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th floor, New York, New York 10036, on Tuesday, May 23, 2017, at 10:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)

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